Exhibit 4.4

PLEDGE AND SECURITY AGREEMENT

Dated as of March 31, 2011

from

THE GRANTORS REFERRED TO HEREIN

to

BANK OF AMERICA, N.A.,

as Administrative Agent and Collateral Agent

Section 7.22	Mortgages	29

ARTICLE VIII	NOTICES	29

Section 8.1	Sending Notices	29

Section 8.2	Change in Address for Notices	30

ARTICLE IX	THE AGENT	30

EXHIBITS:

Schedule 1	Excluded Accounts

Exhibit A	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Exhibit B	Bailees, Warehousemen and Third Party Possessors of Collateral
Exhibit C Letter of Credit Rights and Chattel Paper
Exhibit D	Intellectual Property
Exhibit E Commercial Tort Claims
Exhibit F	Pledged Collateral
Exhibit G UCC Filing Offices
Exhibit H	Form of Perfection Certificate
Exhibit I-1	Form of Collateral Access Agreement: Landlord Agreement and Waiver
Exhibit I-2	Form of Collateral Access Agreement: Bailee Waiver
Exhibit I-3 Form of Collateral Access Agreement: Warehouseman Agreement
Exhibit J	Form of Joinder
Exhibit K	Form of Short Form Intellectual Property Security Agreement
Exhibit L	FCC Licenses

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Security Agreement”) is entered into as of March 31, 2011, by and among NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “U.S. Borrower”), certain Domestic Subsidiaries of the U.S. Borrower from time to time party hereto (each a “Subsidiary Grantor”), NEXEO SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), NEXEO SOLUTIONS SUB HOLDING CORP., a Delaware corporation (together with the U.S. Borrower, the Subsidiary Grantors and Holdings, the “Initial Grantors”), BANK OF AMERICA, N.A, in its capacity as administrative agent for the lenders party to the Credit Agreement (defined below) and in its capacity as collateral agent for the Secured Parties (defined herein) (in such capacities, together with its successors in such capacities, the “Agent”).

PRELIMINARY STATEMENTS

WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the U.S. Borrower, Holdings, each Domestic Subsidiary of the U.S. Borrower from time to time party thereto, NEXEO SOLUTIONS CANADA CORP., a Canadian corporation, the Agent, the Co-Collateral Agent and the lenders now or hereafter party thereto (the “Lenders”), the Lenders have agreed to provide to the Borrowers a revolving credit facility;

WHEREAS, certain additional extensions of credit may be made from time to time for the benefit of the Grantors pursuant to certain Cash Management Agreements and Swap Agreements (each as defined in the Credit Agreement); and

WHEREAS, it is a condition precedent to the Secured Parties’ obligation to make and maintain such extensions of credit that the Initial Grantors shall have executed and delivered this Security Agreement to the Agent.

ACCORDINGLY, in order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement, such Cash Management Agreements and such Swap Agreements, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Terms Defined in Credit Agreement. All capitalized terms used herein (including terms used in the preamble and preliminary statements) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Section 1.2 Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Security Agreement or the Credit Agreement are used herein as defined in the UCC (and if defined in more than one article of the UCC, the terms shall have the meaning specified in Article 9 thereof).

Section 1.3 Terms Generally. The rules of construction and other interpretive provisions specified in Section 1.03 of the Credit Agreement shall apply to this Security Agreement, including terms defined in the preamble and preliminary statements hereto.

Section 1.4 Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and preliminary statements above, the following terms shall have the following meanings:

“Account” shall have the meaning set forth in Article 9 of the UCC.

“After-acquired Debt” shall have the meaning set forth in the definition of Pledged Collateral.

“After-acquired Shares” shall have the meaning set forth in the definition of Pledged Collateral.

“Agents” means the Agent and the Co-Collateral Agent.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Cash Collateral Account” means a special interest-bearing deposit account consisting of cash maintained by the Agent in the name of the U.S. Borrower, but under the sole dominion and control of the Agent, for the benefit of itself as Agent and for the benefit of the other Secured Parties.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” means any of (i) a landlord agreement and waiver, substantially in the form attached hereto as Exhibit I-1, (ii) a bailee waiver, substantially in the form attached hereto as Exhibit I-2, or (iii) a warehouseman agreement, substantially in the form attached hereto as Exhibit I-3, or any such other form as shall be reasonably satisfactory to the Agent, entered into between the Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any premises where any Collateral is located.

“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the Agent with respect to the Collateral pursuant to any Loan Document.

“Commercial Tort Claim” shall have the meaning set forth in Article 9 of the UCC.

“Control” shall have the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

2

“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Document” shall have the meaning set forth in Article 9 of the UCC.

“Electronic Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Excluded Accounts” means all accounts set forth on Schedule 1 hereto.

“Excluded Assets” means

(a)(i) any interest in leased real property of any Grantor; and (ii) any interest in fee-owned real property of a Grantor if the greater of its cost and book value is less than $3,000,000;

(b) Equipment consisting of motor vehicles or other assets subject to certificates of title;

(c) at any date, any Equipment or other assets or property of a Grantor which is subject to, or secured by, a Capital Lease Obligation or other debt obligation if and to the extent that (i) such Capital Lease Obligation or debt obligation was incurred pursuant to Section 6.01(f) or (g) of the Credit Agreement and is owed to a Person who is not a Grantor or a Restricted Subsidiary and the agreements or documents granting or governing such Capital Lease Obligation or debt obligation prohibit, or require any consent or establish any other conditions for, or would or could be terminated, abandoned, invalidated, rendered unenforceable, or would be breached or defaulted under such agreement or document, because of an assignment thereof, or a grant of a security interest therein, by a Grantor and (ii) such restriction described in clause (i) above relates only to the asset or assets acquired by such Grantor and attachments and accessions thereto, improvements thereof or substitutions therefor; provided that all proceeds paid or payable to any Grantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such assets and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of any Capital Lease Obligations or debt obligations secured by such assets;

(d) pledges and security interests prohibited by, or requiring any consent of any Governmental Authority pursuant to, applicable law, rule or regulation;

3

(e) Equity Interests in any Person, other than a wholly-owned Restricted Subsidiary, to the extent that a pledge of such Equity Interest would not be permitted by the terms of such Person’s organizational documents;

(f) Excluded Equity Interests and Excluded Accounts listed in clauses 1, 3 and 4 of Schedule 1;

(g) any rights or interest of a Grantor under any agreement, contract, License, lease, Instrument, document or other General Intangible or, in the case of any Investment Property (other than with respect to Equity Interests which are not Excluded Equity Interests), under any applicable equity holder or similar agreement (referred to solely for purposes of this clause (g) as a “Contract”) to the extent such Contract by the terms of a restriction in favor of a Person who is not a Grantor, or any requirement of law, rule or regulation, prohibits, or requires any consent or establishes any other condition for, or could or would be terminated, abandoned, invalidated, rendered unenforceable, or would be breached or defaulted under, because of an assignment thereof or a grant of a security interest therein by a Grantor after giving effect to Sections 9-406, 9-407, 9-408 and 9-409 of the UCC or any other applicable law or principles of equity; provided that (i) rights to payment under any such Contract otherwise constituting an Excluded Asset shall be included in the Collateral to the extent permitted thereby or by Section 9-406 or 9-408 of the UCC and (ii) all proceeds paid or payable to any Grantor from any sale, transfer or assignment of such Contract and all rights to receive such proceeds shall be included in the Collateral;

(h) any property or assets owned by any Foreign Subsidiary or any Unrestricted Subsidiary;

(i) any property as to which the Agent and Borrowers reasonably agree in writing that the cost or other consequences (including material adverse tax consequences as reasonably determined by the Borrowers) of obtaining a security interest or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby;

(j) any Intellectual Property, including any United States intent-to-use trademark applications, in relation to which any applicable law or regulation, or any agreement with a domain name registrar or any other person entered into by a Grantor in the ordinary course of business and existing on the date hereof, prohibits the creation of a security interest therein, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation, or would otherwise invalidate such Grantor’s right, title or interest therein; and

(k) any proceeds and products arising from the sale, lease, assignment or disposition of any of the foregoing Excluded Assets unless such proceeds or products would otherwise constitute Collateral.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“FCC License” means any license issued or granted to a Person by the Federal Communications Commission, including any such license identified on Exhibit L.

4

“Fixture” shall have the meaning set forth in Article 9 of the UCC.

“General Intangible” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Grantors” means the Initial Grantors and the Subsidiary Parties.

“Instrument” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means, with respect to any Grantor, all intellectual and similar property of every kind and nature now owned or hereafter acquired by such Grantor, including Patents, Copyrights, Trademarks and all related documentation and registrations and all additions, improvements or accessions to any of the foregoing.

“Inventory” shall have the meaning set forth in Article 9 of the UCC and shall include, without limitation, (a) all goods intended for sale or lease or for display or demonstration, (b) all work in process, and (c) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or services or otherwise used or consumed in the conduct of business.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Right” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all written licensing agreements or similar arrangements in and to its owned (1) Patents, (2) Copyrights, or (3) Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Patents” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Perfection Certificate” means a certificate substantially in the form of Exhibit H completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Borrower.

“Pledged Collateral” means collectively, (a) all of the Equity Interests of Restricted Subsidiaries (other than Excluded Equity Interests) held by the Grantors, including

5

such Equity Interests described on Exhibit F issued by the entities named therein which Exhibit F includes all Equity Interests required to be pledged by any Grantor under Section 5.11 of the Credit Agreement (the “After-acquired Shares”) and (b) the promissory notes, Chattel Paper and Instruments evidencing Indebtedness in excess of $3,000,000 owed to the Grantors (other than such promissory notes, Chattel Paper and Instruments that are Excluded Assets) described on Exhibit F and issued by the entities named and all other Indebtedness owed to any Grantor hereafter and required to be pledged by any Grantor pursuant to Section 5.11 of the Credit Agreement (the “After-acquired Debt”), in each case as such Exhibit may be amended pursuant to Section 5.11 of the Credit Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money that are General Intangibles or that are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Parties” means collectively (a) the Lenders, (b) the Agent, (c) each Issuing Bank, (d) each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Secured Swap Obligations, (e) the Co-Collateral Agent, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (g) each Person providing Banking Services which constitute Banking Services Obligations and (h) the successors and permitted assigns of each of the foregoing.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

“Subsidiary Parties” means each Domestic Subsidiary that becomes a party to this Security Agreement as a Subsidiary Party after the date hereof in accordance with Section 7.11 herein and Section 5.11 of the Credit Agreement.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.

“Tangible Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all Licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without

6

limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

ARTICLE II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Agent, on behalf of and for the benefit of the Secured Parties, and to secure the prompt and complete payment and performance of all Secured Obligations, a security interest in all of its right, title and interest in, to and under all of the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor (including under any trade name or derivations thereof), and regardless of where located (all of which are collectively referred to as the “Collateral”):

(i) all Accounts;

(ii) all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);

(iii) all Intellectual Property;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Goods;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property;

(xii) all Letter-of-Credit Rights and Supporting Obligations;

(xiii) all Deposit Accounts;

(xiv) all Commercial Tort Claims as specified from time to time in Exhibit E;

7

(xv) all cash or other property deposited with the Agent or any Lender or any Affiliate of the Agent or any Lender or which the Agent, for its benefit and for the benefit of the other Secured Parties, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Loan Documents or any agreement relating to any Letter of Credit, including amounts on deposit in the Cash Collateral Account;

(xvi) all books, records, files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the foregoing or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof; and

(xvii) any and all accessions to, substitutions for and replacements, products and cash and non-cash proceeds of the foregoing (including any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including cash, negotiable instruments and other instruments for the payment of money, Chattel Paper, security agreements and other documents.

Notwithstanding the foregoing or anything herein to the contrary, in no event shall the “Collateral” include or the security interest attach to (i) any Excluded Asset; and (ii) any FCC Licenses to the extent, but only to the extent, that any law, regulation, permit, order, policy, decision or decree of any Governmental Authority in effect at the time applicable thereto prohibits the creation of a security interest therein, provided, however, that (x) the right to receive any payment of money in respect of such FCC License (including, without limitation, general intangibles for money due or to become due), (y) any proceeds, rents, profits, income or benefits of any FCC License, and (z) to the maximum extent provided by law, all rights incident or appurtenant to the FCC Licenses, shall not be excluded, but shall constitute Collateral hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Grantors, jointly and severally, represent and warrant to the Agent, for the benefit of the Secured Parties, subject to the terms of the ABL Intercreditor Agreement, that:

Section 3.1 Title, Perfection and Priority. (a) Each Grantor has good and valid rights in, or the power to transfer, the Collateral which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Agent the security interest in such Collateral pursuant hereto. This Security Agreement creates in favor of the Agent, for the benefit of the Secured Parties, a valid security interest in the Collateral granted by each Grantor. No consent or approval of, registration or filing with, or any other action by any Governmental Authority is required for the grant of the security interest pursuant to this Security Agreement, except (i) such as have been obtained or made and are in full force and effect and (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents.

8

(b) Subject to the limitations set forth in clause (c) of this Section 3.1, the security interests granted pursuant to this Security Agreement (i) will constitute valid perfected security interests in the Collateral in favor of the Agent, on behalf of and for the benefit of the Secured Parties, to secure the prompt and complete payment and performance of all Secured Obligations, upon (A) in the case of Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code of any jurisdiction, the filing of financing statements naming each Grantor as “debtor” and the Agent as “secured party” and describing the Collateral in the applicable filing offices as set forth in Exhibit G hereto, (B) in the case of Instruments, Chattel Paper and certificated Securities, the earlier of the delivery thereof to the Agent (or its non-fiduciary agent or designee) and the filing of the financing statements referred to in clause (A), (C) in the case of Collateral constituting Intellectual Property, the earlier of the filing of the financing statements referred to in clause (A) (except in the case of Copyrights) and the completion of the filing, registration and recording of fully executed agreements substantially in the form of the Intellectual Property Security Agreement set forth in Exhibit K hereto (x) in the United States Patent and Trademark Office or (y) in the United States Copyright Office, as applicable, and/or (D) in the case of Deposit Accounts, upon the entering into Blocked Account Agreements and (ii) are prior to all other Liens on the Collateral other than Liens permitted under Section 4.1(e) having priority over the Agent’s Lien either by operation of law or otherwise, including pursuant to the ABL Intercreditor Agreement.

(c) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the security interests created hereby by any means other than (i) filings pursuant to the UCC, (ii) filings with United States’ governmental offices with respect to Intellectual Property, (iii) in the case of Collateral that constitutes Chattel Paper, Instruments or certificated Securities, in each case, to the extent included in the Collateral and required by Section 4.4 herein, delivery to the Agent to be held in its possession in the United States, (iv) in the case of Deposit Accounts, executing Blocked Account Agreements, to the extent required by Section 2.21 of the Credit Agreement, (v) in the case of Collateral that consists of Commercial Tort Claims, taking the actions specified in Section 4.8, and (vi) in the case of Collateral that constitutes Letter of Credit Rights, taking the actions specified in Section 4.9. No Grantor shall be required to take any actions under any laws outside of the United States to grant, perfect or provide for the enforcement of any security interest.

Section 3.2 Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of each Grantor, its jurisdiction of organization, the organizational number issued to it by its jurisdiction of organization and its federal employer identification number, in each case as of the date hereof, are set forth on Exhibit A.

Section 3.3 Principal Location. Each Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), in each case as of the date hereof, is disclosed on Exhibit A.

Section 3.4 Collateral Locations. Each location where Collateral is located as of the date hereof (except for Inventory in transit) is listed on Exhibit A. All of said locations are

9

owned by a Grantor except for locations (i) that are leased by a Grantor as lessee and designated in Part III(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part III(c) of Exhibit A.

Section 3.5 Bailees, Warehousemen, Etc. Exhibit B hereto sets forth a list, as of the date hereof, of each bailee, warehouseman and other third party in possession or control of any Inventory in excess of $3,000,000 of any Grantor (except for Inventory in transit) and specifies as to each bailee, warehouseman or other third party the value of the Inventory, at cost, possessed or controlled by such bailee, warehouseman or other third party.

Section 3.6 Exact Names. As of the date hereof, the name in which each Grantor has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. No Grantor has, during the past five years prior to the date hereof, been known by or used any other corporate, trade or fictitious name, or been a party to any merger or consolidation, except as disclosed in the Perfection Certificate.

Section 3.7 Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper with a stated amount in excess of $3,000,000 of each Grantor as of the date hereof.

Section 3.8 Accounts and Chattel Paper.

(a) The names of the obligors, amounts owing, due dates and other information with respect to each Grantor’s Accounts and Chattel Paper that are Collateral have been correctly stated in all material respects, at the time furnished, in the records of such Grantor relating thereto and in all invoices and each Collateral Report with respect thereto furnished to the Agents by such Grantor from time to time.

(b) With respect to Accounts of the Grantors, except as specifically disclosed on the most recent Collateral Report, (i) all such Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of the applicable Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) to the best of such Grantor’s knowledge, there are no setoffs, claims or disputes existing or asserted with respect thereto and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by a Grantor in the ordinary course of its business for prompt payment and disclosed to the Agent; (iii) to the knowledge of such Grantor, there are no facts, events or occurrences that in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and the most recent Collateral Report with respect thereto; (iv) no Grantor has received any notice of proceedings or actions that are threatened or pending against any Account Debtor that might result in any material adverse change in such Account Debtor’s financial condition; and (v) no Grantor has knowledge that any Account Debtor is unable generally to pay its debts as they become due.

10

(c) In addition, with respect to all Accounts of the Grantors, except as specifically disclosed on the most recent Collateral Report, the amounts shown on all invoices, statements and the most recent Collateral Report with respect thereto are actually and absolutely owing to a Grantor as indicated thereon and are not in any way contingent.

Section 3.9 Inventory. With respect to any Inventory of the Grantors and that is scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit) is located at one of the Grantors’ locations set forth on Exhibit A, (b) the Grantors have good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Agent, for the benefit of the Secured Parties, and except for Liens permitted under Section 6.02 of the Credit Agreement, (c) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party that would, upon sale or other disposition of such Inventory by the Agent in accordance with the terms hereof, infringe the rights of such third-party, violate any contract with such third-party, or cause the Agent to incur any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement related thereto, (d) to the best of such Grantor’s knowledge, such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (e) to the best of such Grantor’s knowledge, the completion of manufacture, sale or other disposition of such Inventory by the Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such Inventory is subject.

Section 3.10 Intellectual Property. As of the date hereof, no Grantor has any interest in, or title to, any United States federal registered or applied for Patent, Trademark or Copyright except as set forth on Exhibit D.

Section 3.11 No Financing Statements or Security Agreements. As of the date hereof, no Grantor has filed or consented to the filing of any financing statement or security agreement naming a Grantor as debtor and describing all or any portion of the Collateral that has not lapsed or been terminated except (a) for financing statements or security agreements naming the Agent, on behalf of the Secured Parties, as the secured party and (b) as permitted by Sections 4.1(e) and 4.1(f).

Section 3.12 Pledged Collateral.

(a) Exhibit F sets forth a complete and accurate list, as of the date hereof, of all of the Pledged Collateral and, with respect to any Pledged Collateral constituting any Equity Interest, the percentage of the total issued and outstanding Equity Interests of the issuer represented thereby. As of the date hereof, each Grantor is the legal and beneficial owner of the Pledged Collateral listed on Exhibit F as being owned by it, free and clear of any Liens, except for the security interest granted to the Agent, for the benefit of the Secured Parties, hereunder and Liens permitted under Section 6.02 of the Credit Agreement. Each Grantor further represents and warrants that, as of the date hereof, (i) all Pledged Collateral constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued by the issuer thereof and are fully paid and non-

11

assessable, (ii) with respect to any certificates delivered to the Agent (or its non-fiduciary agent or designee) representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantors has so informed the Agent so that the Agent (or its non-fiduciary agent or designee) may take steps to perfect its security interest therein as a General Intangible and (iii) to the best of its knowledge, any Pledged Collateral that represents Indebtedness owed to any Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b) As of the date hereof, (i) none of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject and (ii) none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder.

(c) Except as set forth on Exhibit F, as of the date hereof, and except for any Indebtedness represented by the Intercompany Note, none of the Pledged Collateral which represents Indebtedness owed to a Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture, subject to the terms of the ABL Intercreditor Agreement.

Section 3.13 Commercial Tort Claims. As of the date hereof, no Grantor holds any Commercial Tort Claims having a value in excess of $3,000,000 for which such Grantor has filed a complaint in a court of competent jurisdiction, except as indicated on Exhibit E hereto.

Section 3.14 Perfection Certificate. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects as of the date thereof.

ARTICLE IV

COVENANTS

From the date hereof, and thereafter until the Termination Date, each Grantor agrees that:

Section 4.1 General.

(a) Collateral Records. Each Grantor will maintain complete and accurate books and records in accordance with the requirements of Section 5.06(a) of the Credit Agreement.

(b) Authorization to File Financing Statements; Ratification. Each Grantor hereby authorizes the Agent to file, and if requested will deliver to the Agent, all financing statements and other documents and take such other actions as may from time to time be

12

requested by the Agent in order to maintain a perfected security interest in and, if applicable, Control of, the Collateral to the extent required by Section 3.1. Any financing statement filed by the Agent may be filed in any filing office in any applicable Uniform Commercial Code jurisdiction and may (i) describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner such as “all assets” or “all personal property, whether now owned or hereafter acquired” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Each Grantor also agrees to furnish any such information to the Agent promptly upon request. Each Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c) Further Assurances. Each Grantor will, if reasonably requested by the Agent, (i) take or cause to be taken such further actions in accordance with Section 5.11 of the Credit Agreement, (ii) take such other actions as the Agent reasonably deems appropriate under applicable law or to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement and (iii) defend the security interests created hereby and priority thereof against the claims and demands not expressly permitted by the Loan Documents, including the ABL Intercreditor Agreement, of all Persons whomsoever.

(d) Disposition of Collateral. No Grantor will sell, lease, transfer or otherwise dispose of the Collateral except for sales, leases, transfers and other dispositions specifically permitted under Section 6.05 of the Credit Agreement.

(e) Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) Liens permitted by Section 6.02 of the Credit Agreement.

(f) Other Financing Statements. No Grantor will authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except to cover security interests as permitted by Section 4.1(e).

(g) Change of Name, Etc. Each Grantor agrees to promptly furnish to the Agents (and in any event within thirty (30) days of such change) written notice of any change in: (i) such Grantor’s legal name; (ii) the location of such Grantor’s chief executive office or its principal place of business; (iii) such Grantor’s organizational legal entity designation or jurisdiction of incorporation or formation; or (iv) such Grantor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of incorporation or formation.

(h) Exercise of Duties. Anything herein to the contrary notwithstanding, (a) the exercise by the Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and

13

(b) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4.2 Electronic Chattel Paper. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, in excess of $3,000,000, such Grantor shall promptly notify the Agents thereof and, at the request of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent Control under UCC Section 9-105 of such Electronic Chattel Paper or control (to the extent the meaning of “control” has not been clearly established under such provisions, “control” in this paragraph (c) to have such meaning as the Agent shall in good faith specify in writing after consultation with the U.S. Borrower) under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Agent agrees with such Grantor that the Agent will arrange, pursuant to procedures reasonably satisfactory to the Agent and so long as such procedures will not result in the Agent’s loss of Control or control, as applicable, for such Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in Control to allow without loss of Control or control, as applicable, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

Section 4.3 Reserved.

Section 4.4 Delivery of Pledged Collateral. Subject to the ABL Intercreditor Agreement, each Grantor will promptly deliver to the Agent (or its non-fiduciary agent or designee) upon execution of this Security Agreement all certificates or instruments, if any, representing or evidencing the Pledged Collateral (other than checks received in the ordinary course of business), together with duly executed instruments of transfer or assignments in blank. Each delivery of Pledged Collateral (including any After-acquired Shares and After-acquired Debt) after the date hereof shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which shall be attached hereto as part of Exhibit F hereto and made a part hereof; provided, that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such securities. Each schedule so delivered shall supplement any prior schedules so delivered.

14

Section 4.5 Uncertificated Pledged Collateral. Unless otherwise consented to by the Agent, Equity Interests required to be pledged hereunder in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall either (i) be represented by a certificate, and in the organizational documents of such entity, the applicable Grantor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the UCC:

“The [partnership/limited liability company] hereby irrevocably elects that all [partnership/membership] interests in the [partnership/limited liability company] shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing [partnership/membership] interests in the [partnership/limited liability company] shall bear the following legend: ‘This certificate evidences an interest in [name of [partnership/limited liability company]] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.’ No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

or (ii) not have elected to be treated as a “security” within the meaning of Article 8 of the UCC and shall not be represented by a certificate.

Section 4.6 Pledged Collateral.

(a) Registration in Nominee Name; Denominations. Subject to the terms of the ABL Intercreditor Agreement, the Agent (or its non-fiduciary agent or designee), on behalf of the Secured Parties, shall hold certificated Pledged Collateral in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Agent. Following the occurrence and during the continuance of an Event of Default, each Grantor will promptly give to the Agent (or its non-fiduciary agent or designee) copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Grantor. Subject to the terms of the ABL Intercreditor Agreement, following the occurrence and during the continuance of an Event of Default, the Agent (or its non-fiduciary agent or designee) shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement.

(b) Exercise of Rights in Pledged Collateral. Subject, in each case, to the ABL Intercreditor Agreement,

(i) Without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote or other right shall be exercised or action taken that would reasonably be expected to have the effect of materially and adversely impairing the rights of the Agent in respect of the Pledged Collateral.

(ii) Each Grantor will permit the Agent (or its non-fiduciary agent or designee) at any time after the occurrence and during the continuance of an Event of Default, without written notice, to exercise all voting rights or other rights relating to Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

15

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided, however, that any non-cash dividends, interest, principal or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Secured Parties and shall be forthwith delivered to the Agent (or its non-fiduciary agent or designee) in the same form as so received (with any necessary endorsement or instrument of assignment).

Section 4.7 Intellectual Property. (a) Upon the occurrence and during the continuance of an Event of Default, each Grantor will use commercially reasonable efforts to obtain all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Agent of any License held by such Grantor in order to enforce the security interests granted hereunder.

(b) Each Grantor shall in its reasonable business judgment notify the Agents promptly if it knows or reasonably expects that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) included in the Collateral and material to the conduct of such Grantor’s business may become abandoned or dedicated, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any such material registered or applied for Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c) In the event that any Grantor, either directly or through any agent, employee, licensee or designee, files an application for the registration of (or otherwise becomes the owner of) any material Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, such Grantor will, concurrently with any delivery of financial statements pursuant to Sections 5.01(a) and 5.01(b) of the Credit Agreement, provide the Agents written notice thereof, and, upon request of the Agent, such Grantor shall promptly execute and deliver any and all security agreements or other instruments as the Agent may reasonably request to evidence the Agent’s security interest in such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

16

(d) Each Grantor shall take all actions necessary or reasonably requested by the Agent to maintain and pursue each material application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing) material to the conduct of such Grantor’s business, except in cases where, in the ordinary course of business consistent with past practice, such Grantor reasonably decides to abandon, allow to lapse or expire any Patent, Trademark or Copyright, including the filing of applications for renewal, affidavits of use, affidavits of non-contestability and, if consistent with good business judgment, to initiate opposition and interference and cancellation proceedings against third parties.

(e) Each Grantor shall, unless it shall reasonably determine that a Patent, Trademark or Copyright is not material to the conduct of its business, promptly notify the Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution of such material Patent, Trademark or Copyright and to recover any and all damages for such infringement, misappropriation or dilution, or shall take such other actions as are appropriate under the circumstances in its reasonable business judgment to protect such Patent, Trademark or Copyright.

(f) Nothing in this Security Agreement shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or put into the public domain, any of its Collateral constituting Intellectual Property to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

Section 4.8 Commercial Tort Claims. Each Grantor shall promptly notify the Agents of any Commercial Tort Claims for which such Grantor has filed complaint(s) in court(s) of competent jurisdiction and, unless the Agent otherwise consents, such Grantor shall update Exhibit E to this Security Agreement, thereby granting to the Agent a security interest in such Commercial Tort Claim(s) (subject to the terms of the ABL Intercreditor Agreement). The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim does not exceed $3,000,000 held by each Grantor or to the extent such Grantor shall have previously notified the Agents with respect to any previously held or acquired Commercial Tort Claim.

Section 4.9 Letter-of-Credit Rights. Subject to the ABL Intercreditor Agreement, if any Grantor is or becomes the beneficiary of a letter of credit having a face amount in excess of $3,000,000, which Letter-of-Credit Rights are not Supporting Obligations with respect to any Collateral in which the security interest is perfected, such Grantor shall promptly notify the Agents thereof and use commercially reasonable efforts to cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Agent and (ii) agree to direct all payments thereunder following the occurrence and during the continuance of an Event of Default or a Liquidity Event to an account as directed by the Agent for application to the Secured Obligations, in accordance with the provisions of the Credit Agreement, all in form and substance reasonably satisfactory to the Agent.

17

Section 4.10 Insurance. All insurance policies required under Section 5.10 of the Credit Agreement shall name the Agent (for the benefit of the Agent and the other Secured Parties) as lender’s loss payee or, upon request by Agent, as additional insured, as applicable, and shall contain lender’s loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the Agent.

Section 4.11 Collateral Access Agreements. To the extent required by the Credit Agreement, each Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each of its leased warehouse and distribution facilities, and the bailee, warehouseman or other third party with respect to any warehouse or other location, in each case where Collateral is stored or located.

ARTICLE V

REMEDIES

Section 5.1 Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a) the Agent may (and at the direction of the Required Lenders, shall) exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Security Agreement, the Credit Agreement, the ABL Intercreditor Agreement or any other Loan Document; provided that this Section 5.1(a) shall not be understood to limit any rights available to the Agent and the Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Blocked Account Agreement, Collateral Access Agreement or any other control or similar agreement and take any action provided therein with respect to the applicable Collateral;

(iv) without notice (except as specifically provided in Section 7.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help, and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Agent may deem commercially reasonable; and

18

(v) concurrently with written notice to the Grantors, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Agent was the outright owner thereof.

(b) Each Grantor acknowledges and agrees that the compliance by the Agent, on behalf of the Secured Parties, with any applicable state or federal law requirements in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Agent shall have the right upon any public sale or sales and, to the extent permitted by law, upon any private sale or sales, to purchase for the benefit of the Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(d) Until the Agent is able to effect a sale, lease, transfer or other disposition of Collateral, the Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or the value of the Collateral, or for any other purpose deemed appropriate by the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and Secured Parties) with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities

19

for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if any Grantor and the issuer would agree to do so (it being acknowledged and agreed that no Grantor shall have any obligation hereunder to do so).

(g) Notwithstanding the foregoing, any rights and remedies provided in this Section 5.1 shall be subject to the ABL Intercreditor Agreement.

Section 5.2 Grantors’ Obligations Upon Default. Upon the written request of the Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a) assemble and make available to the Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Agent, whether at such Grantor’s premises or elsewhere; and

(b) permit the Agent, by the Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.

Section 5.3 Grant of Intellectual Property License. For the purpose of enabling the Agent to exercise the rights and remedies under this Article V upon the occurrence and during the continuance of an Event of Default, at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Agent, for the benefit of the Agent and the Secured Parties, an irrevocable nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property rights now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks; and provided further that the Agent shall have no greater rights than those of any such Grantor under such license or sublicense; and (b) irrevocably agrees that, at any time and from time to time following the occurrence and during the continuance of an Event of Default, the Agent may sell any Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Agent’s rights under this Security Agreement, may (subject to any restrictions contained in applicable third party licenses entered into by a Grantor) sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Agent may finish any work in process and affix any relevant Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein. The use of the license granted pursuant to clause (a) of the preceding sentence by the Agent may be exercised, at the option of the Agent, only upon the occurrence and during the continuance of an Event of Default

20

and shall be subject to the ABL Intercreditor Agreement; provided, however, that any permitted license, sublicense or other transaction entered into by the Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

ARTICLE VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

Section 6.1 Account Verification. The Grantors acknowledge that (i) prior to an Event of Default, at the reasonable request of the Agent, the Grantors shall (either accompanied by the Agent or at the Agent’s direction), and (ii) after the occurrence and during the continuance of an Event of Default, the Agent may in its own name, or in the name of such Grantor, communicate with the Account Debtors of such Grantor to verify with such Persons the existence, amount, terms of, and any other matter reasonably relating to the Accounts owing by such Account Debtor to such Grantor (including any Instruments, Chattel Paper, payment intangibles and/or other Receivables that are Collateral relating to such Accounts).

Section 6.2 Authorization for Secured Party to Take Certain Action.

(a) Each Grantor hereby (i) authorizes the Agent, at any time and from time to time in the sole discretion of the Agent (1) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, including, without limitation, to file financing statements permitted under Section 4.1(b) and (2) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which would not add new collateral or add a debtor) in such offices as the Agent in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, including, without limitation, to file financing statements permitted under Section 4.1(b) and (ii) appoints, effective upon the occurrence and during the continuance of an Event of Default, subject to the ABL Intercreditor Agreement, the Agent as its attorney in fact (1) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted by Section 6.02 of the Credit Agreement), (2) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Agent to the Secured Obligations as provided herein or in the Credit Agreement or any other Loan Document, subject to the terms of the ABL Intercreditor Agreement, (3) to demand payment or enforce payment of the Receivables in the name of the Agent or any Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (4) to sign any Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (5) to exercise all of any Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (6) to settle, adjust, compromise, extend or renew the Receivables, (7) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (8) to prepare, file and sign any Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (9) to prepare, file and sign any Grantor’s name on any notice of Lien, assignment or satisfaction of

21

Lien or similar document in connection with the Receivables, (10) to change the address for delivery of mail addressed to any Grantor to such address as the Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (11) to use information contained in any data processing, electronic or information systems relating to Collateral; and each Grantor agrees to reimburse the Agent for any reasonable payment made or any reasonable documented expense incurred by the Agent in connection with any of the foregoing, in accordance with the provisions Section 9.03 of the Credit Agreement; provided that, this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved by the Grantors. The powers conferred on the Agent, for the benefit of the Agent and Secured Parties, under this Section 6.2 are solely to protect the Agent’s interests in the Collateral and shall not impose any duty upon the Agent or any Secured Party to exercise any such powers.

Section 6.3 PROXY. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS, EFFECTIVE UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

Section 6.4 NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.13. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

22

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article VIII, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral (after the occurrence of and during the continuance of an Event of Default), except such as arise solely out of the gross negligence or willful misconduct of the Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral (after the occurrence of and during the continuance of an Event of Default), made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

Section 7.2 Limitation on Agent’s and Secured Party’s Duty with Respect to the Collateral. The Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Agent, nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Agent to exercise remedies, after the occurrence and during the continuance of an Event of Default, in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Agent (i) to fail to incur expenses deemed significant by the Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly

23

or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as a Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements at the Grantors’ cost to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Agent would be commercially reasonable in the Agent’s exercise of remedies against the Collateral, after the occurrence and during the continuance of an Event of Default, and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.

Section 7.3 Compromises and Collection of Collateral. Each Grantor and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

Section 7.4 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, following the occurrence and during the continuance of an Event of Default, the Agent may perform or pay any obligation which any Grantor has agreed to perform or pay under this Security Agreement and such Grantor shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 7.4. Each Grantor’s obligation to reimburse the Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

Section 7.5 No Waiver; Amendments; Cumulative Remedies. No failure or delay by the Agent or any Secured Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or

24

further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by any Secured Party therefrom shall in any event be effective unless in writing signed by the Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

Section 7.6 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

Section 7.7 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 7.8 Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Agent and the Secured Parties and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Agent, for the benefit of the Agent and the Secured Parties, hereunder.

Section 7.9 Survival of Representations. All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

25

Section 7.10 Taxes and Expenses. To the extent required by Section 9.03 of the Credit Agreement, each Grantor jointly and severally agrees to (i) pay any taxes payable or ruled payable by Federal or State authority in respect of this Security Agreement, together with interest and penalties, if any, and (ii) reimburse the Agent for any and all reasonable documented out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by any Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by such Grantor.

Section 7.11 Additional Subsidiaries. Pursuant to and in accordance with Section 5.11 of the Credit Agreement, each Grantor shall cause (i) each Domestic Subsidiary (other than any Excluded Subsidiary) formed or acquired after the date of this Security Agreement in accordance with the terms of the Credit Agreement and (ii) any Domestic Subsidiary that was an Excluded Subsidiary but has ceased to be an Excluded Subsidiary, to enter into this Security Agreement as a Subsidiary Party as promptly thereafter as reasonably practicable (but in no event to exceed ninety (90) days after such formation or acquisition or such longer period as may be agreed to by the Agent in writing). Upon execution and delivery by the Agent and such Subsidiary of an instrument in the form of Exhibit J hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Security Agreement.

Section 7.12 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

Section 7.13 Termination or Release.

(a) This Security Agreement shall continue in effect until the Termination Date.

(b) A Subsidiary Party shall automatically be released from its obligations hereunder and the security interests created hereunder in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted pursuant to the Credit Agreement, as a result of which such Subsidiary Party ceases to be a Subsidiary.

(c) Upon any sale, lease, transfer or other disposition by any Grantor of any Collateral that is permitted under Section 4.1(d) to any Person that is not another Grantor or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

26

(d) The security interests granted hereunder on any Collateral, to the extent such Collateral is comprised of property leased to a Loan Party, shall be automatically released upon termination or expiration of such lease, pursuant to Section 9.02 of the Credit Agreement.

(e) The security interests created hereunder in the Collateral shall be automatically released as required pursuant to the terms of the ABL Intercreditor Agreement; provided that the Agent may, in its discretion, release the Lien on Collateral as provided in Section 9.02 of the Credit Agreement.

(f) In connection with any termination or release pursuant to paragraph (a), (b), (c), (d), or (e) above, the Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or representation or warranty by the Agent or any Secured Party. Without limiting the provisions of Section 7.18, the Borrower shall reimburse the Agent upon demand for all reasonable and documented costs and out of pocket expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.13.

Section 7.14 Entire Agreement. This Security Agreement, together with the other Loan Documents and the ABL Intercreditor Agreement, embodies the entire agreement and understanding between each Grantor and the Agent relating to the Collateral and supersedes all prior agreements and understandings, oral or written, between any Grantor and the Agent relating to the Collateral.

Section 7.15 CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 7.16 Consent to Jurisdiction.

(a) Each Grantor hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any U.S. federal or New York State court sitting in New York, New York, in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each Grantor hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement in any court referred to in clause (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

27

(c) Each Grantor irrevocably consents to service of process in the manner provided for notices in Section 8.1 herein. Nothing in this Security Agreement or in any other Loan Document will affect the right of the Agent or any Secured Party to serve process in any other manner permitted by law.

Section 7.17 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.18 Indemnity. Each Grantor hereby agrees to indemnify and hold the Agent, the other Secured Parties, and their respective Related Parties harmless from, any and all losses, claims, damages, penalties, liabilities, and related expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Secured Party is a party thereto) imposed on, incurred by or asserted against the Agent or the Secured Parties, or their respective Related Parties, in any way relating to or arising out of this Security Agreement, to the extent the Grantor would be required to do so pursuant to Section 9.03 of the Credit Agreement.

Section 7.19 Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Section 7.20 ABL INTERCREDITOR AGREEMENT GOVERNS. REFERENCE IS MADE TO THE ABL INTERCREDITOR AGREEMENT, DATED AS OF MARCH 31, 2011, AMONG BANK OF AMERICA, N.A., AS ABL AGENT (AS DEFINED IN THE ABL INTERCREDITOR AGREEMENT) FOR THE ABL SECURED PARTIES REFERRED TO THEREIN; BANK OF AMERICA, N.A. AS TERM LOAN AGENT (AS DEFINED IN THE ABL INTERCREDITOR AGREEMENT) FOR THE TERM LOAN SECURED PARTIES REFERRED TO THEREIN; EACH ADDITIONAL PARI TERM LOAN DEBT AGENT (AS DEFINED IN THE ABL INTERCREDITOR AGREEMENT) FOR THE PARI TERM LOAN DEBT SECURED PARTIES REFERRED TO THEREIN; NEXEO SOLUTIONS, LLC, NEXEO SOLUTIONS HOLDINGS, LLC AND NEXEO SOUTIONS SUB HOLDING CORP. (THE “ABL INTERCREDITOR AGREEMENT”). EACH PERSON THAT IS SECURED HEREUNDER, BY ACCEPTING THE BENEFITS OF THE SECURITY

28

PROVIDED HEREBY, (I) CONSENTS (OR IS DEEMED TO CONSENT), TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE ABL INTERCREDITOR AGREEMENT, (II) AGREES (OR IS DEEMED TO AGREE) THAT IT WILL BE BOUND BY, AND WILL TAKE NO ACTIONS CONTRARY TO, THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT, (III) AUTHORIZES (OR IS DEEMED TO AUTHORIZE) THE [ABL AGENT] [PARI TERM LOAN DEBT AGENT] ON BEHALF OF SUCH PERSON TO ENTER INTO, AND PERFORM UNDER, THE ABL INTERCREDITOR AGREEMENT AND (IV) ACKNOWLEDGES (OR IS DEEMED TO ACKNOWLEDGE) THAT A COPY OF THE ABL INTERCREDITOR AGREEMENT WAS DELIVERED, OR MADE AVAILABLE, TO SUCH PERSON. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, THIS SECURITY AGREEMENT, THE LIENS CREATED HEREBY AND THE RIGHTS, REMEDIES, DUTIES AND OBLIGATIONS PROVIDED FOR HEREIN ARE SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT AND, TO THE EXTENT PROVIDED THEREIN, THE APPLICABLE SECURITY DOCUMENTS (AS DEFINED IN THE ABL INTERCREDITOR AGREEMENT). IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS SECURITY AGREEMENT AND THE ABL INTERCREDITOR AGREEMENT, THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT SHALL CONTROL.

Section 7.21 Delivery of Collateral. Notwithstanding anything herein to the contrary, with respect to the Term Loan First Lien Collateral (as defined in the ABL Intercreditor Agreement), until the Pari Term Loan Debt Obligations (as defined in the ABL Intercreditor Agreement) are terminated as set forth in the ABL Intercreditor Agreement, any obligation of the U.S. Borrower and any other Grantor hereunder or under any other Security Document (as defined in the ABL Intercreditor Agreement) with respect to the delivery of any Term Loan First Lien Collateral shall be deemed to be satisfied if the U.S. Borrower or such Grantor, as applicable, complies with the requirements of the similar provision of the applicable Pari Term Loan Debt Security Documents (as defined in the ABL Intercreditor Agreement). Until the Term Loan are terminated as set forth in the ABL Intercreditor Agreement, the delivery of any Term Loan First Lien Collateral to the Pari Term Loan Collateral Agent (as defined in the ABL Intercreditor Agreement) pursuant to the Pari Term Loan Debt Security Documents shall satisfy any delivery requirement hereunder or under any other Security Document.

Section 7.22 Mortgages. In the case of a conflict between this Security Agreement and the Mortgages with respect to Collateral that is real property (including Fixtures), the Mortgages shall govern. In all other conflicts between this Security Agreement and the Mortgages, this Security Agreement shall govern.

ARTICLE VIII

NOTICES

Section 8.1 Sending Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Borrower Agent at the Borrower Agent’s address set forth in Section 9.01 of the Credit Agreement.

29

Section 8.2 Change in Address for Notices. Each of the Grantors, the Agent and the Lenders may change the address or facsimile number for service of notice upon it by a notice in writing to the other parties.

ARTICLE IX

THE AGENT

Bank of America, N.A. has been appointed Agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Agent pursuant to the Credit Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

[Remainder of page intentionally left blank; signatures begin on following page.]

30

IN WITNESS WHEREOF, each Grantor and the Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

NEXEO SOLUTIONS LLC

By:	/s/ Michael B. Farnell, Jr.
Name:	Michael B. Farnell, Jr.
Title:	Vice President

NEXEO SOLUTIONS HOLDINGS LLC

By:	/s/ Michael B. Farnell, Jr.
Name:	Michael B. Farnell, Jr.
Title:	Vice President

NEXEO SOLUTIONS SUB HOLDING CORP.

By:	/s/ Michael B. Farnell, Jr.
Name:	Michael B. Farnell, Jr.
Title:	Vice President

NEXEO SOLUTIONS FINANCE CORPORATION

By:	/s/ Michael B. Farnell, Jr.
Name:	Michael B. Farnell, Jr.
Title:	Vice President

[ABL Pledge and Security Agreement]

AGENT:

BANK OF AMERICA, N.A., as Agent

By:	/s/ Daniel K. Clancy
Name:	Daniel K. Clancy
Title:	Senior Vice President

Signature Page

Pledge and Security Agreement

SCHEDULE 1

Excluded Accounts

1.	Payroll, employee benefits, trust or tax withholding accounts funded in the ordinary course of business.

Owner	Bank Name	Type of Account	Account Numbers
Nexeo Solutions, LLC	PNC Bank	Payroll	2038905498
Nexeo Solutions, LLC	Sun Trust	Payroll – Direct Deposit	1000113402365

2.	Petty cash accounts funded in the ordinary course of business.

3.	Designated Disbursement Accounts, including the following:.

Owner	Bank Name	Type of Account	Account Numbers
Nexeo Solutions, LLC	Citibank	Disbursement	30850938
Nexeo Solutions, LLC	Sun Trust	Control Disbursement	8800640057
Nexeo Solutions, LLC	Bank of New York Mellon	Disbursement	902-2951
Nexeo Solutions, LLC	Bank of America	Disbursements	4427144066

4.	Foreign bank accounts:

Owner	Bank Name	Type of Account	Account Numbers
Nexeo Solutions, LLC	Citibank (UK)	General	12810069

EXHIBIT A

Type of Organization, Jurisdiction of Organization, Organizational Identification

Number, Federal Employer Identification Number, Chief Executive Office, Locations

I. The corporate name, jurisdiction of organization, organizational identification number and federal employer identification number of each Grantor is as follows:

Grantor	Jurisdiction of Organization	Organizational Identification Number	Federal Employer Identification Number
Nexeo Solutions, LLC	Delaware/USA	4893750	27-4328755
Nexeo Solutions Holdings, LLC	Delaware/USA	4893746	27-4328676
Nexeo Solutions Sub Holding Corp.	Delaware/USA	4939387	27-4991695
Nexeo Solutions Finance Corporation	Delaware/USA	4939383	27-4990519

II. Each Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is as follows:

5200 Blazer Parkway, Dublin, Ohio 43017

III.(a) Each location that is owned by a Grantor where Collateral is located as of the date hereof (except for Inventory in transit) is as follows:

Site Number[1]	Entity of Record	Common Name	Purpose/Use (including Improvements Located on Real Property (if any))	Approximate Square Footage or Acreage	County, State

1.	Nexeo Solutions, LLC	156 W. 56th Avenue	Plant	7.97 acres	Denver, CO

2.	Nexeo Solutions, LLC	200 North East 181st Street	Plant	4.82 acres	Dade, FL

3.	Nexeo Solutions, LLC	5125 West Hanna Avenue	Plant	4.78 acres	Hillsborough, FL
		5025 W. Hanna Avenue	Vacant Land	7.15 acres

4.	Nexeo Solutions, LLC	4550 North East Expressway	Plant	12.362 acres	DeKalb, GA

5.	Nexeo Solutions, LLC	11524 West Addison Street	Warehouse	4.95 acres	Cook, IL

6.	Nexeo Solutions, LLC	4401 Valley Industrial Blvd. South	Plant	5 acres	Scott, MN
		4471 Valley Industrial Blvd.	Plant	3 acres

7.	Nexeo Solutions, LLC	3250 Southwest Blvd.	Warehouse	12.034 acres	Franklin, OH

8.	Nexeo Solutions, LLC	1101 New Ford Mill Road	Warehouse	50.5051 acres	Bucks, PA

9.	Nexeo Solutions, LLC	105 Chapman Road	Warehouse	24.884 acres	Anderson, SC

10.	Nexeo Solutions, LLC	3300 Ball Street	Plant	3.63 Acres	Jefferson, AL

11.	Nexeo Solutions, LLC	701 Western Drive	Plant	2.115 acres	Mobile, AL

12.	Nexeo Solutions, LLC	6839 West Chicago Street	Plant	4.956 acres	Maricopa, AZ

13.	Nexeo Solutions, LLC	2461 Crocker Circle	Plant	5.68 acres	Solano, CA

14.	Nexeo Solutions, LLC	400 Telfair Road	Plant	10.64 acres	Chatham, GA
		Gwinnett Street Extension	Right of Way	2.322 acres

15.	Nexeo Solutions, LLC	8500 South Willow Springs Road	Plant	30.14 acres	Cook, IL

16.	Nexeo Solutions, LLC	1817 1/2 West Indiana Avenue	Plant	2.8 acres	St. Joseph, IN

17.	Nexeo Solutions, LLC	5420 Speaker Road	Plant	7.046 acres	Wyandotte, KS

18.	Nexeo Solutions, LLC	4185 Algonquin Parkway	Plant	6 acres	Jefferson, KY

[1]	Properties are numbered and grouped by site. One mortgage and fixture filing will be per site (rather than by individual property).

Site Number[1]	Entity of Record	Common Name	Purpose/Use (including Improvements Located on Real Property (if any))	Approximate Square Footage or Acreage	County, State
19.	Nexeo Solutions, LLC	11109 S. Choctaw Dr.	Plant	3.19 acres	E. Baton Rouge, LA

20.	Nexeo Solutions, LLC	400 Main Street	Plant	10.845 acres	Middlesex, MA

21.	Nexeo Solutions, LLC	2011 Turner Street	Plant	1,104 square feet	Ingham, MI

22.	Nexeo Solutions, LLC	12005 Toepfer Road	Vacant Land	.91 acres	Macomb, MI
		12001 Toepfer Road[2]	Warehouse	8 acres
		12001 Toepfer Road	Adjacent to Warehouse	0.06 acres

23.	Nexeo Solutions, LLC	435 James Avenue	Plant	3.78 acres	Ramsey, MN
		James Avenue	Plant	13,751 square feet

24.	Nexeo Solutions, LLC	7710 Polk Street	Plant	0.863 acres[3]	St. Louis, MO
		7710 Polk Avenue	Plant	1.772 acres
		7623 Polk Street	Plant	0.237 acres
		7611 Polk Street	Plant	0.079 acres
		7609 Polk Street	Plant	0.079 acres
		Polk Street—Vanburen Street	Plant	10,500 square feet
		Polk Street and Primm Street	Plant	21,000 square feet
		Polk Street and Steins Street	Plant	0.237 acres
		Polk Street and Steins Street	Plant	2.195 acres
		Primm Street & Vanburen Street	Plant	0.0803 acres
		Polk Street, Schirmer Street and Vanburen	Plant	0.191 acres
		Vanburen Street	Plant	5.24 acres
		7613-7619 Polk Street	Plant	0.24 acres
		7621 Polk Street	Plant	0.08 acres

25.	Nexeo Solutions, LLC	3930 Glenwood Drive	Plant	12.897 acres	Mecklenburg, NC

26.	Nexeo Solutions, LLC	350 Roosevelt Avenue	Plant	4.43 acres	Middlesex, NJ

27.	Nexeo Solutions, LLC	Bevier and Broad Street (3 Broad Street)	Plant	1.73 acres	Broome, NY

[2]	Note: This site also encompasses 12003 Toepfer Road.
[3]	Note: The total acreage for the Polk Street site is approximately 11.46 acres.

Site Number[1]	Entity of Record	Common Name	Purpose/Use (including Improvements Located on Real Property (if any))	Approximate Square Footage or Acreage	County, State
		107 Bevier Street (3 Broad Street)	Plant	0.24 acres
		Bevier Street and Broad Street (3 Broad Street)	Plant	0.39 acres

28.	Nexeo Solutions, LLC	3711 River Road (Private road)	Plant	14.78 acres	Erie, NY

29.	Nexeo Solutions, LLC	3849 Fisher Road	Plant	5.88 acres	Franklin, OH

30.	Nexeo Solutions, LLC	2788 Glendale-Milford Road	Plant	6.868 acres	Hamilton, OH

	Nexeo Solutions, LLC	Evendale Industrial Park	Vacant Land	8 acres

31.	Nexeo Solutions, LLC	2854 Springboro Road	Warehouse	15,046 square feet, 1.285 acres	Montgomery, OH
			Plant	2.11 acres

32.	Nexeo Solutions, LLC	1610 East Highland Road[4]	Warehouse	5.22 acres	Summit, OH

33.	Nexeo Solutions, LLC	3535 W. 21st Street	Plant	5.92 acres	Tulsa, OK

34.	Nexeo Solutions, LLC	150 W. Fourth Street (Route 641)	Warehouse	1.62 acres	Beaver, PA

35.	Nexeo Solutions, LLC	Street No. 4, Bldg. 4, Las Palmas Industrial Park	Plant	1.46 acres	Puerto Rico, PR

36.	Nexeo Solutions, LLC	729 Mauney Drive	Plant	5.72 acres	Richland, SC

37.	Nexeo Solutions, LLC	5263 National Dr. & Asbury Road	Plant	4.58 acres	Knox, TN

38.	Nexeo Solutions, LLC	2351 Channel Avenue	Plant	9.63 acres	Shelby, TN

39.	Nexeo Solutions, LLC	2315 Clifton Avenue	Plant	2.25 acres	Davidson, TN
		2309 Clifton Avenue	Plant	0.8383 acres

40.	Nexeo Solutions, LLC	3101 Wood Drive	Plant	5.003 acres	Dallas, TX
		Santa Fe Miller Road (Wood Street) Industrial Dist.	Plant	9.385 acres

41.	Nexeo Solutions, LLC	8901 Old Galveston Road	Plant	13.69 acres	Harris, TX

[4]	This property is subject to a license granted to S. F. H. Partners.

Site Number[1]	Entity of Record	Common Name	Purpose/Use (including Improvements Located on Real Property (if any))	Approximate Square Footage or Acreage	County, State
42.	Nexeo Solutions, LLC	10919 County Road 127 West	Plant	7 acres	Midland, TX

43.	Nexeo Solutions, LLC	200-208 Abbey Avenue	Plant	0.66 acres	Winnebago, WI
		212 Abbey Street	Plant	0.28 acres
		Randall Street (vacated alley)	Plant	0
		204 Madison Street	Plant	2.174 acres

(b) Each location that is leased by a Grantor where Collateral is located as of the date hereof (except for Inventory in transit) is as follows:

	Company (Lessee)	Street Address	Brief Description of Current Use	Lessor
1.	Nexeo Solutions, LLC	Ball Street, Birmingham, AL 35234	Road Crossing	CSX Transportation, Inc.

2.	Nexeo Solutions, LLC	20915 Wilmington Avenue, Carson, CA 90810	Plant	Shell Chemical Company

3.	Nexeo Solutions, LLC	2200 Huntington Drive, Fairfield, CA 94533	Warehouse	East Bay Tire Company

4.	Nexeo Solutions, LLC	13003 Slover Ave, Fontana, CA 92337	Warehouse	KTR IE ONE LLC

5.	Nexeo Solutions, LLC	11720 Grand Avenue, Northlake, IL 60164	Warehouse	ProLogis

6.	Nexeo Solutions, LLC	3501 Cooper Drive, Elkhart, IN 46514	Warehouse	Ludwig & Miller

7.	Nexeo Solutions, LLC	5020 Swartz Road, Kansas City, KS 66106	Warehouse	Metro Park Warehouses, Inc

8.	Nexeo Solutions, LLC	2011 Turner Street/Fence & Gate, Lansing, MI 48906	Railroad Crossing	The Chesapeake and Ohio Railway Company

9.	Nexeo Solutions, LLC	Sewer Pipe Near Carondelet Sta. City Blk 3122, St. Louis, MO	Pipeline	Missouri Pacific Railroad Company

10.	Nexeo Solutions, LLC	1842 Enterprise Parkway, Twinsburg, OH 44087	Warehouse	FirstCal Industrial 2 Acquisition, LLC

11.	Nexeo Solutions, LLC	State Road 869, Street #1 and #3, Westgate Industrial Park, Palmas Ward, Catano, PR 00962	Warehouse	Sociedades Santa Marina, Inc.

12.	Nexeo Solutions, LLC	2400 Clifton Avenue, Nashville, TN 37209	Warehouse	Tom Gorin and Jeff Gorin

13.	Nexeo Solutions, LLC	Freeport Center Building 12, Clearfield, UT 84016	Office/ Warehouse	Freeport Center Associates, L.L.P.

14.	Nexeo Solutions, LLC	Freeport Center Building J-10, Clearfield, UT	Plant	Freeport Center Associates, L.L.P.

(c) Each location where Collateral is held in a public warehouse or is otherwise held by a bailee or on consignment as of the date hereof (except for Inventory in transit) is as follows:

	Company	Name of Warehouseman/Bailee	Street Address, State, Country	General Description
1.	Nexeo Solutions, LLC	North Star Coal Co.	1st & Jackson St, East Liverpool, OH 43920 USA	Terminal

2.	Nexeo Solutions, LLC	Kinder Morgan Terminals	8500 West 68th St, Argo, IL 60501 USA	Terminal

3.	Nexeo Solutions, LLC	Sand Springs Railroad Company	1650 S 81st West Ave, Tulsa, OK 74127 USA	Warehouse

4.	Nexeo Solutions, LLC	Transflo	310 Cambridge St, Allston, MA 02134 USA	Rail Siding

5.	Nexeo Solutions, LLC	Pacific Bulk	Anaheim QDC Track 6760, Anaheim, CA 92806 USA	Rail Siding

6.	Nexeo Solutions, LLC	Transflo	1525 Andre St, Baltimore, MD 21230 USA	Rail Siding

7.	Nexeo Solutions, LLC	Agway Systems	12001 Leisure Road, Baton Rouge, LA 70807 USA	Rail Siding

8.	Nexeo Solutions, LLC	Brunk	201 West 86th St, Bloomington, MN 55431 USA	Subcontractor

9.	Nexeo Solutions, LLC	Turn-Key	200 Texas Ave, Brownsville, TX 78521 USA	Warehouse

10.	Nexeo Solutions, LLC	TLO Logistics	16651 R L Ostos Rd, Port Of Br Brownsville, TX 78521	Rail Siding

	Company	Name of Warehouseman/Bailee	Street Address, State, Country	General Description
11.	Nexeo Solutions, LLC	Pacific Bulk	Zone 57 Track 849, Buena Park, CA 90620 USA	Rail Siding

12.	Nexeo Solutions, LLC	Kinder Morgan Terminals	3806 Kellog Ave, Cincinnati, OH 45226 USA	Terminal

13.	Nexeo Solutions, LLC	ICO Polymers North America	4404 Euclid Ave, East Chicago, IN 46312 USA	Subcontractor

14.	Nexeo Solutions, LLC	Stagecoach Cartage & Distribution	7180 Merchant, El Paso, TX 79915 USA	Warehouse

15.	Nexeo Solutions, LLC	Transflo	454 York St Yard, Elizabeth, NJ 07201 USA	Rail Siding

16.	Nexeo Solutions, LLC	East Erie Commercial RR	1030 Lawrence Pkwy, Erie PA 16510 USA	Rail Siding

17.	Nexeo Solutions, LLC	Petra Chemicals	6400 Collinsville Rd, Fairmont City, IL 62201 USA	Warehouse

18.	Nexeo Solutions, LLC	Canadian Pacific Railway	11306 Franklin Ave, Franklin Park, IL 60131 USA	Warehouse

19.	Nexeo Solutions, LLC	Brunk	803 Logan St, Goshen, IN 46528 USA	Subcontractor

20.	Nexeo Solutions, LLC	Quality Carriers	6806 St John Ave, Kansas City, MO 64123 USA	Rail Siding

21.	Nexeo Solutions, LLC	General Transport	Airlake Industrial Park, Lakeville, MN 55044 USA	Warehouse

22.	Nexeo Solutions, LLC	Ventura Lesbro	2418 E 223rd St, Long Beach, CA 90810 USA	Warehouse

23.	Nexeo Solutions, LLC	Martts Inc	2600 Millers Ln, Louisville, KY 40211 USA	Rail Siding

24.	Nexeo Solutions, LLC	Pacific Bulk	CCT Railroad RS(3p), Lodi, CA 95240 USA	Rail Siding

25.	Nexeo Solutions, LLC	Transflo	504 N 34th St, Tampa, Fl 33605 USA	Rail Siding

26.	Nexeo Solutions, LLC	Dana Transport Inc.	151 Leland Ave, Utica, NY 13502 USA	Rail Siding

	Company	Name of Warehouseman/Bailee	Street Address, State, Country	General Description
27.	Nexeo Solutions, LLC	A&R Packaging	60 East St, Ware, MA 01082 USA	Subcontractor

28.	Nexeo Solutions, LLC	Transflo	601 North Hoskins Rd, Charlotte, NC 28216 USA	Rail Siding

29.	Nexeo Solutions, LLC	River’s Edge	1350 W 4th St, Madison Granite City, IL 62040 USA	Rail Siding

30.	Nexeo Solutions, LLC	MSI Realty LLC	1400 Norton Rd, Columbus, OH 43228 USA	Rail Siding

31.	Nexeo Solutions, LLC	Manly Terminal	1575 380th Street, Manly, IA 50456 USA	Rail Siding

32.	Nexeo Solutions, LLC	Pacific Bulk	UPFS028 Yard 59 Tracks 713, 7 Santa Ana, CA 92705 USA	Rail Siding

33.	Nexeo Solutions, LLC	Odfjell Terminals (Houston) Inc.	12211 Port Road, Seabrook, TX 77586 USA	Terminal

34.	Nexeo Solutions, LLC	Pioneer Valley Rail Road	1 Old Montgomery Rd, Westfield, MA 01085 USA	Rail Siding

35.	Nexeo Solutions, LLC	Kinder Morgan Terminals	5297 River Rd, Cincinnati, OH 45233 USA	Terminal

36.	Nexeo Solutions, LLC	Dana Transport Inc.	25 Maple Avenue, Upton, MA 01568 USA	Rail Siding

37.	Nexeo Solutions, LLC	Transflo	2700 West 3rd St, Cleveland, OH 44113 USA	Terminal

38.	Nexeo Solutions Canada Corp.	Ashland Inc.	3536 S. First Street, St. Louis, MO 63118	Warehouse

39.	Nexeo Solutions Canada Corp.	Ashland Inc.	9750 McCarthy Rd., Kelowna, BC V4V 1S5	Warehouse

40.	Nexeo Solutions Canada Corp.	Ashland Inc.	2620 Royal Windsor Drive, Mississauga, ON LJ5 4E7	Warehouse

EXHIBIT B

Bailees, Warehousemen and Third Party Possessors of Collateral

The following bailees, warehouseman and other third parties are in possession or control of Inventory of a Grantor (except for Inventory in transit (in excess of $3,000,000)):

Name of Party	Address of Party	Nature of Relationship	Value of Inventory	Owner of Inventory
Turn-Key	200 Texas Ave, Brownsville, TX 78521 USA	Warehouse	$3,388,084	Nexeo Solutions, LLC

EXHIBIT C

Letter-of-Credit Rights and Chattel Paper

None.

EXHIBIT D

United States Federal Intellectual Property Registrations and Applications

I.	Patents and Patent Applications:

None.

II.	Trademark Registrations and Applications[6]

Trademark	Owner	Federal Registration No.
DISTRIBUTON DONE RIGHT[7]	Nexeo Solutions, LLC	3265442
HIVAL	Nexeo Solutions, LLC	1778942
HI-SOL	Nexeo Solutions, LLC	897170
Nexeo Solutions	Nexeo Solutions, LLC	85/229995

III.	Copyright Registrations

None.

[6]	Records at USPTO may not yet reflect status of Nexeo Solutions, LLC as registered owner, following transfer at closing.
[7]	A correction request to read “Distribution Done Right” has been filed on March 24, 2011.

EXHIBIT E

Commercial Tort Claims

None.

EXHIBIT F

Pledged Collateral

Name of Issuer	Record Owner	Percentage of Total Issued and Outstanding Equity Interests
Nexeo Solutions Sub Holding Corp.	Nexeo Solutions Holdings, LLC	100%
Nexeo Solutions, LLC	Nexeo Solutions Holdings, LLC	99.99%
Nexeo Solutions, LLC	Nexeo Solutions Sub Holding Corp.	0.01%
Nexeo Solutions Finance Corporation	Nexeo Solutions, LLC	100%
Nexeo Solutions Singapore Pte. Ltd.	Nexeo Solutions, LLC	65%
Nexeo Solutions Hong Kong Limited	Nexeo Solutions, LLC	65%
Nexeo Solutions Canada Corp.	Nexeo Solutions, LLC	65%
Nexeo Solutions Puerto Rico, LLC	Nexeo Solutions, LLC	65%
Nexeo Solutions Cayman Holdings Co. Ltd.	Nexeo Solutions, LLC	65%
Nexeo Solutions Mexico SRL	Nexeo Solutions, LLC	65%
Nexeo Solutions Services Mexico SRL	Nexeo Solutions, LLC	65%

EXHIBIT G

UCC Filing Offices

Entity	Jurisdictions/Office
Nexeo Solutions, LLC	DE
Nexeo Solutions Finance Corporation	DE
Nexeo Solutions Holdings, LLC	DE
Nexeo Solutions Sub Holding Corp.	DE

EXHIBIT H

Form of Perfection Certificate

PERFECTION CERTIFICATE

[DATE]

Reference is hereby made to (i) that certain Pledge and Security Agreement dated as of March 31, 2011 (the “ABL U.S. Security Agreement”), among Nexeo Solutions, LLC, a Delaware limited liability company (the “Borrower”), certain Domestic Subsidiaries of the Borrower (the “Subsidiary Grantors” and together with LLC, the “Grantors”), Nexeo Solutions Holdings, LLC, a Delaware limited liability company (“Holdings”), Nexeo Solutions Sub Holding Corp., a Delaware corporation (“Sub Holding”), and Bank of America, N.A., as the administrative agent and collateral agent (the “ABL Collateral Agent”) under the ABL Credit Agreement (as hereinafter defined), (ii) that certain Canadian Pledge and Security Agreement dated as of March 31, 2011 (“ABL Canadian Security Agreement”), among Nexeo Solutions Canada Corp., a British Columbia corporation and the ABL Collateral Agent, (iii) that certain Credit Agreement dated as of March 31, 2011 (the “ABL Credit Agreement”) among the Borrowers, Holdings, certain other parties thereto and the ABL Collateral Agent, (iv) that certain Secured Term Loan Facility dated as of March 9, 2011 (“Term Facility”), among the Borrowers, Holdings, Sub Holding and Bank of America, N.A. as administrative agent (“Term Administrative Agent”), and (v) that certain Security Agreement related to the Term Facility (the “Term Facility Security Agreement” and together with the ABL U.S. Security Agreement and the ABL Canadian Security Agreement, the “Security Agreements”), among the Borrowers, Holdings, the guarantors party thereto and Bank of America, N.A. as collateral agent thereunder (the “Term Facility Collateral Agent” and, together with the ABL Collateral Agent, the “Agents”). Capitalized terms used but not defined herein have the meanings assigned in the ABL Credit Agreement.

After giving effect to the Acquisition (as defined in the ABL Credit Agreement), as used herein, the term “Companies” means Holdings, the Borrower and each of its U.S. and Canadian Subsidiaries that are Grantors under the Security Agreements. The term “Ashland Entities” means Ashland Inc., Ashland International Holdings, Inc., Ashland Licensing and Intellectual Property LLC, the 565 Corporation, and Ashland Canada Corp./Corporation Ashland Canada, which represent the complete list of entities from which the Companies have acquired the Collateral. Any certifications herein regarding the Ashland Entities are based solely on information provided by representatives of those entities, which are true and correct, to the best of the knowledge of the undersigned.

The undersigned hereby certify to the Agent as follows:

1. Names.

(a) The exact legal name of each Company and each Ashland Entity, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company and each Ashland Entity is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company and each Ashland Entity that is a registered organization, the Federal Taxpayer Identification Number or similar identification number of each Company and each Ashland Entity and the jurisdiction of formation of each Company and each Ashland Entity and any other jurisdiction in which it is qualified to do business.

(b) Set forth in Schedule 1(b) hereto is a list of any other corporate or organizational names each Company and each Ashland Entity has had in the past five years, together with the date of the relevant change.

(c) Set forth in Schedule 1(c) is a list of all other names used by each Company and each Ashland Entity, or any other business or organization to which each Company or Ashland Entity became the successor by merger, amalgamation, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, on any filings with the Internal Revenue Service or other applicable Governmental Authority at any time within the five years preceding the date hereof. Except as set forth in Schedule 1(c), no Company and no Ashland Entity has changed its jurisdiction of organization at any time during the past four months.

2. Current Locations. The chief executive office of each Company and each Ashland Entity and each other location where such Company or such Ashland Entity maintains its books or records relating to any material portion of the Collateral, including Accounts Receivable and Inventory, is located at the address set forth in Schedule 2 hereto.

3. Extraordinary Transactions. During the past five years, all of the Collateral has been originated by each Company and each Ashland Entity in the ordinary course of business or consists of goods which have been acquired by such Company in the ordinary course of business from a person in the business of selling goods of that kind, except for those purchases, acquisitions and other transactions, individually with fair market value for each such purchase, acquisition or transaction, in excess of $5,000,000, described in Schedule 3 attached hereto.

4. File Search Reports. Attached hereto as Schedule 4 is a true and accurate summary of file search reports from (A) the Uniform Commercial Code, PPSA and Bank Act (Canada) filing offices (i) in each jurisdiction identified in Section 1(a) or Section 2 with respect to each legal name set forth in Section 1 and (ii) in each jurisdiction described in Schedule 1(c) or Schedule 3 relating to any of the transactions described in Schedule (1)(c) or Schedule 3 with respect to each legal name of the person or entity (including the Ashland Entities) from which each Company and each Ashland Entity purchased or otherwise acquired any of the Collateral and (B) each real estate recording office identified in Schedule 8 with respect to real estate on which Collateral consisting of fixtures is or is to be located. A true copy of each financing statement, including judgment and tax liens, bankruptcy and pending lawsuits or other filing identified in such file search reports, or of each search result in respect of the PPSA and Bank Act (Canada) searches has been delivered to the Collateral Agent.

5. UCC, PPSA and Bank Act (Canada) Filings. The financing statements (duly authorized by each Company constituting the debtor therein), including the indications of the collateral, attached as Schedule 5 relating to the applicable Security Agreement or the applicable Mortgage, are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6 hereof.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule of (i) the appropriate filing offices for the financing statements attached hereto as Schedule 5 , (ii) the appropriate filing offices for the filings described in Schedule 11(c), (iii) the appropriate filing offices for the Mortgages and fixture filings relating to the Mortgaged Property set forth in Schedule 8(a) and (iv) any other actions required to create, preserve, protect and perfect the security interests in and Liens on the Collateral granted to the Collateral Agent pursuant to the Collateral Documents. Except as may be set forth in any legal opinions delivered to the ABL Collateral Agent pursuant to the ABL Credit Agreement, no other filings or actions are required to create, preserve, protect and perfect the security interests in and Liens on the Collateral granted to the Collateral Agent pursuant to the Collateral Documents.

7. Termination Statements. Attached hereto as Schedule 7(a) are the duly authorized termination statements, if any are required, in the appropriate form for filing in each applicable jurisdiction identified in Schedule 7(b) hereto with respect to each Lien described therein.

8. Real Property. (a) Owned Real Property. Attached hereto as Schedule 8(a) is a list of all (i) real property owned by each Company located in the United States or Canada as of the Closing

Date, (ii) real property to be encumbered by a Mortgage and fixture filing, which real property includes all real property owned by each Company as of the Closing Date having a fair market value/book value/tax valuation in excess of $3,000,000 (such real property, the “Mortgaged Property”), (iii) common names, addresses and uses of each Mortgaged Property (stating improvements located thereon) and (iv) other information relating thereto required by such Schedule. Except as described in Schedule 8(b) attached hereto, no Company has entered into any leases, subleases, tenancies, franchise agreements, licenses or other occupancy arrangements as owner, lessor, sublessor, licensor, franchisor or grantor with respect to any of the real property described in Schedule 8(a). The Mortgages delivered as of the date hereof are in the appropriate form for filing in the filing offices in the jurisdictions identified in Schedule 6.

(b) Leased Real Property. Schedule 8(b) hereto sets forth for each Company the following information for each parcel of real property leased to or by such Company: (i) its street address, (ii) the county in which the real estate records for such property are located, (iii) a brief description of its current use, (iv) the name of the lessor, (v) the lease term, (vi) the annual rent, (vii) a good faith estimate of (x) the current fair market value of the Inventory and Equipment at such leased location and (y) the maximum fair market value of all Inventory and Equipment kept at such location at any time, (viii) whether all or a portion of such property has been subleased to any other Person, and (x) whether a landlord access or lien waiver agreement has been executed by the landlord.

(c) Bailee and Warehousing Locations. Schedule 8(c) sets forth for each Company any locations, other than any owned or leased real property locations identified on Schedules 8(a) and 8(b), where such Company maintains any Inventory or Equipment, including, for each location: (i) the name of the Person in business at such location, (ii) its street address, (iii) a brief description of the type of location (i.e. warehouse, bailee, etc.) including whether such Inventory or Equipment is subject to a warehousing service agreement, (iv) a good faith estimate of the current fair market value of the Inventory and Equipment at such location, and (v) whether a bailee letter or warehouseman’s agreement, as applicable has been executed by the bailee or warehouseman.

9. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 9(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited or unlimited liability company membership interests or other equity interest of each Company and each Subsidiary to the extent owned directly by a Company and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under any of the Security Agreements. Also set forth in Schedule 9(b) (to the extent not listed in Schedule 9(a)) is each equity investment of each Company that represents 50% or less of the equity of the entity in which such investment was made setting forth the percentage of such equity interests pledged under any of the Security Agreements.

10. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 10 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Company in excess of a principal amount of $3,000,000 as of the date hereof, including all intercompany notes between or among any two or more Companies or any of their Subsidiaries, stating if such instruments, chattel paper or other evidence of indebtedness is pledged under any of the Security Agreements.

11. Intellectual Property. (a) Attached hereto as Schedule 11(a) is a schedule setting forth all of each Company’s Patents and Trademarks (each as defined in the Term Facility Security Agreement) applied for or registered with the United States Patent and Trademark Office or the Canadian Intellectual

Property Office (“CIPO”), and all other Patents and Trademarks (each as defined in the Term Facility Security Agreement), including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each Patent or Trademark owned by each Company.

(b) Attached hereto as Schedule 11(b) is a schedule setting forth all of each Company’s registered United States and Canadian Copyrights (each as defined in the Term Facility Security Agreement), and all other Copyrights, including the name of the registered owner and the registration number of each Copyright owned by each Company.

(c) Attached hereto as Schedule 11(c) is a schedule setting forth all Patent Licenses, Trademark Licenses and Copyright Licenses, whether or not recorded with the USPTO, USCO or CIPO, as applicable, including, but not limited to, the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other such evidence of recordation.

12. Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct list of all Commercial Tort Claims (as defined in the Credit Agreement U.S. Security Agreement), in excess of $[3,000,000] for which a claim has been filed with a court of competent jurisdiction, held by each Company, including a brief description thereof and stating if such commercial tort claims are required to be pledged under any of the Security Agreements.

13. Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 13 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the New York Commercial Code) maintained by each Company, including the name of each institution where each such account is held, the name of each such account, the name of each entity that holds each account and stating if such account is required to be subject to a control agreement pursuant to any of the Security Agreements and the reason for such account to be excluded from the control agreement requirement.

14. Letter-of-Credit Rights. Attached hereto as Schedule 14 is a true and correct list of all Letters of Credit in excess of $3,000,000 issued in favor of each Company, as beneficiary thereunder, stating if letter-of-credit rights with respect to such Letters of Credit are required to be subject to a control arrangement pursuant to the Security Agreements, ABL Credit Agreement, or the Term Facility.

15. Motor Vehicles. No information is provided with respect to the motor vehicles and other goods (covered by certificates of title or ownership) since they are not required to be pledged pursuant to the Security Agreements.

16. Insurance. Attached hereto as Schedule 16 is a copy of the insurance certificate with a true and correct list of all insurance policies of the Companies.

17. Other Assets. Attached hereto as Schedule 17 is a true and correct list of all of the following types of assets, if any, owned or held by each Company: (a) all agreements and contracts with any Governmental Authority, individually with a fair market value in excess of $3,000,000, (b) all FCC licenses, (c) all aircraft and airplanes, (d) all ships and boats vessels, (e) all rolling stock and trains, individually with fair market value in excess of $3,000,000, (f) all oil, gas, minerals and as extracted collateral.

[The Remainder of this Page has been intentionally left blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate dated as of the date first mentioned above.

NEXEO SOLUTIONS, LLC

By:

NEXEO SOLUTIONS HOLDINGS, LLC

By:

NEXEO SOLUTIONS SUB HOLDING CORP.

By:

NEXEO SOLUTIONS FINANCE CORPORATION

By:

NEXEO SOLUTIONS CANADA CORP.

By:

[Each additional Guarantor]

Schedule 1(a)

Legal Name	Type of Entity	Registered Organization (Yes/No)	Organizational Number	Federal Taxpayer Identification Number or similar identification number	Jurisdiction of Formation	Foreign Qualification

Schedule 1(b)

Prior Organizational Names

(Past Five Years)

Company/Subsidiary	Prior Name	Date of Change

Schedule 1(c)

Changes in Corporate Identity; Other Names (U.S. entities)

(Past Five Years)

Company/ Subsidiary	Corporate Name of Entity	Action	Date of Action	Jurisdiction of Formation	List of All Other Names Used on Any Filings with the Internal Revenue Service or similar Governmental Authority During Past Five Years

Changes in Corporate Identity; Other Names (Canadian Entities)

Company/ Subsidiary	Corporate Name of Entity	Action	Date of Action	Province of Formation	List of All Other Names Used on Any Filings with the Internal Revenue Service or similar Governmental Authority During Past Five Years

Schedule 2

Chief Executive Offices

Company	Address	County	State/Province

Registered Offices

Company	Address	County	State/Province

Schedule 3

Transactions Other Than in the Ordinary Course of Business

Company/Subsidiary	Description of Transaction Including Parties Thereto	Date of Transaction

Schedule 4

File Search Reports

Schedule 5

Copy of Financing Statements To Be Filed

Schedule 6

Filings/Filing Offices

Entity	Type of Filing[1]	Jurisdictions/Office

[1]	UCC-1 and/or PPSA financing statement, fixture filing, mortgage, intellectual property filing or other necessary filing.

Schedule 7(a)

Attached hereto is a true copy of each termination statement filing duly acknowledged or otherwise identified by the filing officer to be filed on or about the date hereof.

Schedule 7(b)

Termination Statement Filing Jurisdictions

Debtor	Jurisdiction	Secured Party	Type of Collateral	File Date

Schedule 8(a)

Site Number[2]	Entity of Record	Common Name	Purpose/Use (including Improvements Located on Real Property (if any))	Approximate Square Footage or Acreage	County, State	Legal Description

Schedule 8(b)

Company (Lessee)	Street Address	Brief Description of Current Use	Lessor	Term; Monthly Rent	Sublease	Inventory Market Value (as of [most recent month], in USD)

Schedule 8(c)

Company	Name of Warehouse/Bailee	Street Address, State, Country	General Description	Inventory Market Value (as of [most recent month], in USD)

2 Properties are numbered and grouped by site. One mortgage and fixture filing will occur per site (rather than by individual property).

Schedule 9

(a) Equity Interests of Companies and Subsidiaries

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

(b) Other Equity Interests

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest	Percent Pledged

Schedule 10

Instruments and Tangible Chattel Paper

.

Schedule 11(a)

Patents and Trademarks

UNITED STATES PATENTS:

Registrations:

Applications:

OTHER PATENTS:

Registrations:

Applications:

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	FILING DATE	TRADEMARK

OTHER TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	COUNTRY/STATE	TRADEMARK

Applications:

OWNER	JURISDICTION	SERIAL NO.	FILING DATE	TRADEMARK

DOMAIN NAMES:

OWNER	DOMAIN NAME

Schedule 11(b)

Copyrights

Schedule 11(c)

Intellectual Property Licenses

Patent Licenses:

LICENSEE	LICENSOR	COUNTRY/ STATE	REGISTRATION/ APPLICATION NUMBER	DESCRIPTION

Trademark Licenses:

Copyright Licenses:

Schedule 12

Commercial Tort Claims

Schedule 13

Deposit Accounts:

Owner	Bank Name	Type of Account	Account Numbers

Securities Accounts:

Commodities Accounts:

Schedule 14

Letter of Credit Rights

Schedule 16

Insurance

Schedule 17

Other Assets

(a) Agreements and Contracts with Governmental Authorities (in excess of $3,000,000):

Description

(b) FCC Licenses

Call Sign	Name of Company	Location	City	State	Expiration Date

(c) Aircraft and Airplanes

(d) Ships, Boats and Vessels

(e) Rolling Stock And Trains (in excess of $3,000,000)

(f) Oil, Gas, Minerals and As Extracted Collateral

EXHIBIT I-1

Form of Collateral Access Agreement:

Landlord Agreement and Waiver

LANDLORD AGREEMENT AND WAIVER

                 , 2011

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                     , a                      (the “Landlord”) executes this agreement and waiver in favor of (1) BANK OF AMERICA, N.A., as collateral agent (in such capacity and together with any successor acting in such capacity, the “Collateral Agent”) for its own benefit and the benefit of certain other lenders and credit parties (collectively the “Credit Parties”) which are making loans or furnishing other financial accommodations to the Tenant (as defined below) and certain of its affiliates (collectively, the “Borrowers”), and (2) NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “Tenant”).

WITNESSETH:

WHEREAS, the Landlord has an interest in the real property located at                      (collectively, the “Leased Premises”), which real property the Landlord leases, or will lease, to the Tenant, as assignee of and successor-in-interest to Ashland, Inc., a Kentucky corporation, pursuant to a certain lease dated             ,          between                       and the Tenant (as amended, the “Lease”).

WHEREAS, the Borrowers have entered, or are about to enter, into certain loan arrangements with the Collateral Agent and the Credit Parties, pursuant to which the Collateral Agent and the Credit Parties have agreed to make loans or furnish other financial accommodations to the Borrowers.

WHEREAS, loans and financial accommodations under the loan arrangement will be secured by, among other things, certain of the Tenant’s present and after acquired assets (the “Collateral”), including, without limitation, the Tenant’s inventory, equipment and other personal property located, and to be located, upon the Leased Premises.

WHEREAS, in order to induce the Collateral Agent and the Credit Parties to make loans or furnish other financial accommodations to the Borrowers, the Landlord hereby represents, warrants, covenants and agrees as follows:

1.	The Lease is in full force and effect and no notice of default has been given under or in connection with the Lease which has not been cured, and Landlord has no knowledge of the occurrence of any default under or in connection with the Lease.

2.	The Landlord hereby waives and releases in favor of the Collateral Agent and the Credit Parties: (a) any and all rights of distraint, levy, and execution which the Landlord may now or hereafter have against the Collateral; (b) any and all statutory liens, security interests, or other liens which the Landlord may now or hereafter have in the Collateral; and (c) any and all other interests or claims of every nature whatsoever which the Landlord may now or hereafter have in or against the Collateral for any rent, storage charges, or other sums due, or to become due, to the Landlord by the Tenant. The Landlord agrees not to exercise any of the Landlord’s rights, remedies, powers, privileges, or discretions with respect to the Collateral, or the Landlord’s liens or security interests in the Collateral, unless and until the Landlord receives written notice from an officer of the Collateral Agent that the Borrowers’ obligations to the Collateral Agent and the Credit Parties have been paid in full, and that the commitment of the Collateral Agent and the Credit Parties to make loans or furnish other financial accommodations to the Borrowers has been terminated. The foregoing waiver is for the benefit of the Collateral Agent and the Credit Parties only and does not affect the obligations of the Tenant to the Landlord. The Landlord agrees that if any of the Collateral may be or may become affixed to the Leased Premises, such Collateral shall remain personal property notwithstanding the manner in which the same is affixed to the Leased Premises.

3.

In the event of the exercise by the Collateral Agent on behalf of the Credit Parties of its rights with respect to the Collateral upon default of any of the Borrowers on any of their obligations to the Collateral Agent and/or the Credit Parties (including but not limited to a default under the Lease), the Collateral Agent shall have a reasonable time, and in any event not less than 150 days, after the Collateral Agent declares the default in which to repossess and/or dispose of the Collateral from the Leased Premises; provided, however, that such period will be tolled during any period in which the Collateral Agent has been stayed from taking action to remove the

2

Collateral in any bankruptcy, insolvency or similar proceeding, and the Collateral Agent shall have an additional period of time thereafter in which to repossess and/or dispose of the Collateral from the Leased Premises. In those circumstances, the Landlord will, upon reasonable prior written notice from the Collateral Agent, (a) cooperate with the Collateral Agent in gaining access to the Leased Premises for the purpose of repossessing said Collateral and (b) if requested by the Collateral Agent, permit the Collateral Agent, or its agents or nominees, to dispose of the Collateral on the Leased Premises in a manner reasonably designed to minimize any interference with any of the Landlord’s other tenants at the Leased Premises. In entering upon or into the Leased Premises, Collateral Agent hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Landlord caused solely by Collateral Agent’s entering upon or into the Leased Premises and repossessing and/or disposing of the Collateral from the Leased Premises. The Collateral Agent shall promptly repair, at the Collateral Agent’s expense, any physical damage to the Leased Premises actually caused by removal of the Collateral, but shall not be liable for any diminution in value of the Leased Premises caused by the removal or absence of the Collateral.

4.	To the extent not paid or prepaid by the Tenant, the Collateral Agent shall pay the Landlord a sum for its use and occupancy of the Leased Premises on a per diem basis in an amount equal to the monthly base rent required to be paid by the Tenant under the Lease from the date on which the Collateral Agent shall have taken possession of the Collateral on the Leased Premises until the date on which the Collateral Agent vacates the Leased Premises, it being understood, however, that the Collateral Agent shall not, thereby, have assumed any of the obligations of the Tenant to the Landlord, including, without limitation, any obligation to pay any past due rent owing by the Tenant.

5.	In the event that Landlord has the right to, and desires to, obtain possession of the Leased Premises (either through expiration of the Lease or termination thereof due to the default of the Tenant thereunder), Landlord will deliver notice (the “Landlord’s Notice”) to Collateral Agent and the Tenant to that effect at the addresses set forth below. Collateral Agent shall be given a reasonable opportunity of not less than 60 days from receipt of Landlord’s Notice to preserve, protect, liquidate, or remove any Collateral on the Leased Premises and, if the Collateral Agent so elects, to cure such breach of the Lease. Notwithstanding the provisions of this paragraph, the Collateral Agent shall have no obligation to cure any such breach or default. The cure of any such breach or default by the Collateral Agent on any one occasion shall not obligate the Collateral Agent to cure any other breach or default or to cure such default on any other occasion.

6.	All notices, requests or demand under this agreement and waiver shall be made to the following addresses by recognized overnight courier, by hand delivery or by facsimile transmission:

If to the Collateral Agent:
Bank of America, N.A.
200 Glastonbury Blvd
Glastonbury, Connecticut 06033
Attention: Robert Mahoney
Facsimile No: 860-952-6830

If to the Landlord:

Attention:
Facsimile No:

If to the Tenant:
Nexeo Solutions
5200 Blazer Parkway
Dublin, OH 43017
Facsimile No:

3

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

8.	The Landlord certifies that to its knowledge, as of the date hereof there are no mortgages, deeds of trust or other encumbrances granted by Landlord on the Leased Premises that create a lien on, or security interest in, the Collateral. The Landlord shall notify any purchaser of the Leased Premises and any subsequent mortgagee or any other holder of any lien, security interest or encumbrance on the Leased Premises of the existence of this agreement and waiver.

9.	The Landlord further certifies that the Landlord has full power and authority to execute this agreement and waiver and that it has legal title to the Leased Premises.

10.	This agreement and waiver shall inure to the benefit of the Collateral Agent, each of the Credit Parties and the Tenant, and their respective successors and assigns, and shall be binding upon the Landlord, its heirs, assigns, representatives, and successors. The Collateral Agent may, without affecting the validity of this agreement and waiver, extend the maturity of, or otherwise modify, any indebtedness secured by the Collateral, or the performance of any of the terms and conditions of any loan agreement or other documents evidencing the pledge to the Collateral Agent on behalf of the Credit Parties of the Collateral, without the consent of the Landlord and without giving notice thereof to Landlord.

11.	The terms of this agreement and waiver are severable. If any of the terms and conditions hereof shall, for any reason, be deemed void, voidable, or unenforceable, the remaining terms and conditions hereof shall remain in full force and effect as though such void, voidable or unenforceable provisions were not included. In the event any of the provisions, terms and conditions hereof are ambiguous or inconsistent, or conflict with any of the terms and provisions of the Lease, any amendments thereto, or any documents executed in connection therewith, the provisions, terms and conditions of this agreement and waiver shall control.

12.	This agreement and waiver may not be amended or waived except by an instrument in writing signed by the Collateral Agent, the Landlord, and the Tenant. This agreement and waiver shall be governed by, and construed in accordance with, the laws of the State of New York. Delivery of an executed signature page of this agreement and waiver by facsimile or electronic transmission shall be binding on the Landlord as if the original of such transmission had been delivered to the Collateral Agent.

[signature page follows]

4

This agreement and waiver is executed and dated as of the date first above written.

LANDLORD:

By:
Name:
Title:

State of                                                      )

                                                                     ) ss.

County of                                                  )

On this      day of         , in the year 2011, before me personally came                     , in the City/County of                     , personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the                     of                     , the [corporation] described in and which executed the within instrument, and acknowledged to me that he executed the within instrument on behalf of said [corporation] pursuant to a resolution of its board of directors.

In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and the year in this certificate first above written.

Name:

Notary Public, ,
County,
My Commission Expires:
My County of Residence:

(AFFIX NOTARIAL SEAL)

5

CONSENT OF TENANT TO LANDLORD AGREEMENT AND WAIVER

The undersigned Tenant hereby consents to the terms and conditions of this Landlord Agreement and Waiver and specifically agrees to the assignment and assumption provisions set forth in this Landlord Agreement and Waiver.

By:
Name:
Title:

State of                                                      )

                                                                  ) ss.

County of                                                  )

On this      day of         , in the year 2011, before me personally came                     , in the City/County of                     , personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within instrument as the                      of                     , the [corporation] described in and which executed the within instrument, and acknowledged to me that he executed the within instrument on behalf of said [corporation] pursuant to a resolution of its board of directors.

In Witness Whereof, I have hereunto set my hand and affixed my official seal the day and the year in this certificate first above written.

Name:

Notary Public, ,
County,
My Commission Expires:
My County of Residence:

(AFFIX NOTARIAL SEAL)

6

EXHIBIT I-1

Form of Collateral Access Agreement:

Bailee Waiver

1

BAILEE WAIVER

            , 2011

By Certified First Class Mail

Return Receipt Requested

[INSERT BAILEE ADDRESS]

Re:	Nexeo Solutions, LLC (“Company”)

Ladies and Gentlemen:

This letter is to confirm that Company, from time to time, delivers inventory to you for processing, warehousing or storage (such inventory heretofore or hereafter delivered to you being referred to as “Bailed Goods”) and that title to the Bailed Goods remains with the Company at all times.

This letter is also to advise you that, pursuant to a certain Pledge and Security Agreement (“Security Agreement”) entered into among Company and certain affiliates of the Company, as borrowers (collectively, the “Borrowers”), Bank of America, N.A. (the “Collateral Agent”), as agent for certain other lenders, and certain other parties, the Company has granted or will grant to the Collateral Agent a security interest in, among other things, all of the Company’s now owned and hereafter acquired inventory including, without limitation, the Bailed Goods, to secure obligations of the Company under the Credit Agreement entered into among the Borrowers, certain affiliates of the Borrowers, the Collateral Agent and certain other parties, the Security Agreement, and the documents, instruments and agreements executed and/or delivered in connection therewith, each as may be amended, restated, modified or substituted from time to time (collectively, the “Financing Agreements”).

This letter serves as notice to you pursuant to the Uniform Commercial Code of the Collateral Agent’s interest in the Bailed Goods. In order to protect the Company’s ownership interest and the Collateral Agent’s security interests in the Bailed Goods, the Company asks that you execute this letter (a) to acknowledge and confirm that (i) you are holding and will hold the Bailed Goods on bailment for processing, warehousing or storage for the benefit of the Collateral Agent; (ii) such Bailed Goods are the Company’s property and subject to the Collateral Agent’s security interest; (iii) such security interest in the Bailed Goods is and shall be senior to all liens, claims and interests that you may have from time to time; and (iv) you will notify all of your successors and assigns of the existence of the agreements contained herein, and (b) to evidence your agreement that if, at any time hereafter, the Collateral Agent shall notify you in writing that an “Event of Default” has occurred and is continuing under the Financing Agreements, you will comply with the Collateral Agent’s written instructions as to the disposition of the Bailed Goods; provided, however, that in the event that any amounts shall be owing to you by Company in respect of any Bailed Goods located on your premises, you will not be required to yield possession of any such Bailed Goods to the Collateral Agent until such time as all reasonable and customary amounts owing to you have been satisfied in full. Until the Financing Agreements have been terminated and the Collateral Agent has been paid in full, you shall not deduct from or offset against any amounts due and owing by the Company to you at any time hereafter by applying any of the Bailed Goods in payment for processing or storage services provided by you to the Company.

The Company agrees that you shall have no liability to the Company if you comply with the Collateral Agent’s written directions and the Company agrees to reimburse you for all reasonable costs and expenses (including processing, warehousing and storage fees) incurred by you as a direct result of such compliance.

[SIGNATURE PAGE FOLLOWS]

2

Very truly yours,

NEXEO SOLUTIONS, LLC

By:
Name:
Title:

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

Acknowledged and agreed to this      day of         , 2011

BAILEE:

By:
Name:
Title:

3

EXHIBIT I-1

Form of Collateral Access Agreement:

Warehouseman Agreement

1

WAREHOUSEMAN AGREEMENT

             , 2011

To:	Ashland Inc.
5200 Blazer Parkway
Dublin, Ohio 43017
USA
Attn:	President, Global Supply Chain

Re:	The locations listed on Exhibit A attached hereto (collectively and individually, the “Premises”)

Nexeo Solutions, LLC, a Delaware limited liability company (the “Client”) has executed and delivered to BANK OF AMERICA, N.A., as collateral agent (in such capacity and together with any successor acting in such capacity, the “Collateral Agent”) for its own benefit and for the benefit of certain other lenders and secured parties, that certain Pledge and Security Agreement dated as of March 31, 2011 (as the same may be amended, restated, renewed, extended, modified, or refinanced at any time and from time to time, the “Security Agreement”), pursuant to which the Client has pledged and granted to the Collateral Agent a continuing general lien upon, and security interest in, among other things, the Client’s present and future merchandise, inventory and other products (herein “Inventory”), including all Inventory now or hereafter held by you and which may be shipped through or stored with you from time to time in the future pursuant to the Warehousing and Services Agreement dated as of [    ] between you and Client (the “Warehouse Agreement”).

1. You hereby confirm that you are holding and will hold all such Inventory solely for the Collateral Agent’s account subject to the terms of this agreement and that you have not agreed to act pursuant to the instructions of any other person (other than Client) with respect to the Inventory and, to the best of your knowledge, you have not received any other notification of any continuing security interest in the Inventory.

2. Until you have received written notification from the Collateral Agent of the occurrence and continuance of an Event of Default under the Security Agreement (a “Notice of Default”), you may continue to issue all receipts and/or bills of lading covering the Inventory in your possession from time to time in the Client’s name, and to release such Inventory pursuant to your agreements with, and upon the instructions of, the Client. If you receive a Notice of Default from the Collateral Agent, you agree to (x) hold all Inventory subject only to the Collateral Agent’s written instructions and (y) give access to such Inventory and release the same to the Collateral Agent or its designee on demand, or ship same as directed by the Collateral Agent on demand at the expense of the Collateral Agent, in each case upon the written instructions of the Collateral Agent. You agree that you will not hinder or delay the Collateral Agent in enforcing its rights in and to such Inventory.

3. To assist us in keeping accurate records relating to the Client’s Inventory shipped through or stored with you, you hereby agree to provide us, upon reasonable written request, with invoices, daily shipment reports, monthly shipment reports and/or inventory information. Further, you agree to advise us in the event that (a) the Client becomes 60 days or more in arrears in the payment of charges or invoices or (b) you sell, transfer or assign any of your interest in the Premises by providing written notice to us at the following address: Bank of America, N.A., 200 Glastonbury Blvd, Glastonbury, Connecticut 06033, Attention: Robert Mahoney, Fax: 860-952-6830.

4. You hereby acknowledge that you are not currently holding the Client’s Inventory for or on behalf of any other person other than the Client.

5. Except as otherwise provided herein, all of your charges of any nature whatsoever shall continue to be charged to and paid by the Client and the Collateral Agent shall not be directly or indirectly liable or responsible for any of said charges whether due or to become due. However, the Collateral Agent agrees to be liable to you for payment of (a) contractual charges that accrue under the Warehouse Agreement from and after the date that Collateral Agent gives you a Notice of Default directing you to hold Inventory exclusively for the Collateral Agent for further disposition by the Collateral Agent and/or (b) charges for shipment of Inventory to any person pursuant to Collateral Agent’s written

2

instructions, provided, however, that in the event that any amounts shall be owing to you by the Client in respect of any Inventory located on the Premises, you will not be required to yield possession of any such Inventory to the Collateral Agent until such time as all reasonable and customary amounts owing to you, not to exceed an amount equal to two (2) months’ fees, have been satisfied in full.

6. You hereby subordinate any lien or other secured interest, whether express, implied, contractual, quasi-statutory or otherwise, and all claims and demands of every kind which you may now or hereafter have in, on or against the Inventory to the liens and security interests in favor of the Collateral Agent, such subordination to be effective as of the later of (a) the effective date of the Warehouse Agreement or (b) the date of the Security Agreement, regardless of the time or order of attachment or perfection of such liens and security interests, it being intended that the liens and security interests in Inventory in favor of the Collateral Agent shall at all times during the term of this agreement be prior and superior to any such liens and security interests in your favor. This subordination shall continue until this agreement is terminated pursuant to paragraph 7.

7. The arrangement and instructions outlined herein shall continue without any change or modification until you receive a Notice of Default from the Collateral Agent and will otherwise automatically terminate when the Client’s obligations to the Collateral Agent under the Security Agreement (other than contingent indemnification obligations) are paid in full and any commitment to lend thereunder has terminated.

8. The foregoing shall be binding upon the parties hereto and their successors and assigns, and shall inure to the benefit of the Collateral Agent and its successors and assigns.

9. The Client agrees that you shall have no liability to the Client if you comply with any of the Collateral Agent’s written directions as described in this agreement. The Client further agrees that it will continue to pay, as and when required under and pursuant to the Warehouse Agreement, all warehousing, handling and other fees and expenses related to the storage and other handling of the Inventory and will reimburse you for all reasonable costs or expenses incurred as a direct result of your compliance with the terms and provisions of this agreement. The Client has signed below to indicate its confirmation of and agreement with the foregoing.

Remainder of Page Intentionally Blank.

3

Very truly yours,

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

4

Agreed to and Confirmed:

ASHLAND INC.

By:
Name:
Title:

5

Acknowledged and Agreed to:

NEXEO SOLUTIONS, LLC

By:
Name:
Title:

Address:
5200 Blazer Parkway
Dublin, OH 43017
United States of America

6

Exhibit A1

Location
Kelowna 9750 McCarthy Rd Kelowna, BC V4V 1S5
Mississauga 2620 Royal Windsor Drive Mississauga, ON L5J 4E7
St. Louis 3536 S. First Street St. Louis, MO 63118

[1]

Based on the current Schedule to the Ashland Warehousing and Services Agreement; subject to change as that Schedule is finalized. Mexico is not included here as we understand that the inventory in Mexico will not be subject to a security interest -please let us know if this is not the case.

7

EXHIBIT J

Form of Joinder

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of         ,     , 20    , is entered into between                     , a                     (the “New Subsidiary”) and BANK OF AMERICA, N.A., as Agent, under that certain Credit Agreement dated as of March 9, 2011 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “Borrower”), NEXEO SOLUTIONS HOLDINGS LLC, a Delaware limited liability company (“Holdings”), NEXEO SOLUTIONS SUB HOLDING CORP., a Delaware corporation (“Sub Holdco”), certain Subsidiaries of the Borrower from time to time (each a “Subsidiary Grantor”, together with the Borrower, Holdings and Sub Holdco, the “Initial Grantors”), the Lenders party thereto from time to time, and BANK OF AMERICA, N.A, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Agent”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

The New Subsidiary and the Agent, for the benefit of the Lenders, hereby agree as follows:

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Subsidiary Grantor under the Pledge and Security Agreement dated as of March 31, 2011, among the Borrower, Holdings, Sub Holdco, and certain Subsidiaries of the Company from time to time party thereto, in favor of the Agent for the benefit of the Secured Parties (the “Security Agreement”) for all purposes of the Security Agreement and shall have all of the obligations of a Subsidiary Grantor thereunder as if it had executed the Security Agreement, including without limitation the grant pursuant to Article II of the Security Agreement of a security interest to the Agent for the benefit of the Secured Parties in the property and property rights constituting Collateral (as defined in Article II of the Security Agreement) of such Subsidiary Grantor or in which such Subsidiary Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, as security for the payment and performance of the Secured Obligations, all with the same force and effect as if the New Subsidiary were a signatory to the Security Agreement.

2. The New Subsidiary hereby agrees that each reference in the Security Agreement to a Subsidiary Grantor shall also mean and be a reference to the New Subsidiary.

3. Attached to this Agreement are duly completed schedules and certain exhibits (the “Supplemental Schedules”) to the Security Agreement. The New Subsidiary represents and warrants that the information contained on each of the Supplemental Schedules with respect to such New Subsidiary and its properties and affairs is true, complete and accurate as of the date hereof.

4. The New Subsidiary hereby waives acceptance by the Agent and the Lenders of this Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and that credit extensions under the Credit Agreement, Cash Management Services, and Hedging Obligations are made and maintained in reliance on this Agreement and the New Subsidiary’s joinder as a party to the Security Agreement as herein provided.

5. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

6. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:
BANK OF AMERICA, N.A., as Agent

By:
Name:
Title:

EXHIBIT K

Form of Short Form Intellectual Property Security Agreement

FORM OF SHORT FORM INTELLECTUAL PROPERTY SECURITY AGREEMENTS

TRADEMARK SECURITY AGREEMENT

Trademark Security Agreement, dated as of [            ], 2011, by NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “U.S. Borrower”), NEXEO SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), NEXEO SOLUTIONS SUB HOLDING CORP., a Delaware corporation (“Sub Holdco”), and [list other Grantors], (each individually a “Grantor”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Pledge and Security Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, each Grantor is party to a Pledge and Security Agreement, dated as of March [    ], 2011 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), in favor of the Collateral Agent pursuant to which such Grantor is required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement (as defined in the Security Agreement), each Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. Each Grantor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following pledged Collateral of such Grantor:

(a) Trademarks of such Grantor listed on Schedule I attached hereto;

(b) all goodwill associated with such Trademarks; and

(c) all Proceeds of any and all of the foregoing.

SECTION 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Termination. Upon the termination of the Security Agreement in accordance with its terms, the Collateral Agent shall execute, acknowledge, and deliver to each Grantor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

[signature page follows]

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

NEXEO SOLUTIONS, LLC

By:
Name:

Title:

NEXEO SOLUTIONS HOLDINGS, LLC

By:
Name:

Title:

NEXEO SOLUTIONS SUB HOLDING CORP.

By:
Name:

Title:

[ ]

By:
Name:

Title:

Accepted and Agreed:

BANK OF AMERICA, N.A.,
as Collateral Agent

By:
Name: Title:

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

UNITED STATES TRADEMARKS:

Registrations:

OWNER	REGISTRATION NUMBER	TRADEMARK

Applications:

OWNER	APPLICATION NUMBER	TRADEMARK	Status

PATENT SECURITY AGREEMENT

Patent Security Agreement, dated as of [            ], 20[    ], by NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “U.S. Borrower”), NEXEO SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), NEXEO SOLUTIONS SUB HOLDING CORP., a Delaware corporation (“Sub Holdco”), and [NAME OF GRANTOR], a [jurisdiction of formation] [corporation/limited liability company/limited partnership] (each individually, a “Grantor”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Pledge and Security Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, each Grantor is party to a Pledge and Security Agreement, dated as of March [    ], 2011 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), in favor of the Collateral Agent pursuant to which such Grantor is required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement (as defined in the Security Agreement), the Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. The Grantor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following pledged Collateral of such Grantor:

(a) Patents of such Grantor listed on Schedule I attached hereto; and

(b) all Proceeds of any and all of the foregoing.

SECTION 3. Security Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Termination. Upon the termination of the Security Agreement in accordance with its terms, the Collateral Agent shall execute, acknowledge, and deliver to the Grantor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Patents under this Patent Security Agreement.

SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

IN WITNESS WHEREOF, the Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

NEXEO SOLUTIONS, LLC

By:
Name:

Title:

NEXEO SOLUTIONS HOLDINGS, LLC

By:
Name:

Title:

NEXEO SOLUTIONS SUB HOLDING CORP.

By:
Name:

Title:

[ ]

By:
Name:

Title:

Accepted and Agreed:

BANK OF AMERICA, N.A.,
as Collateral Agent

By:
Name: Title:

SCHEDULE I

to

PATENT SECURITY AGREEMENT

UNITED STATES PATENT REGISTRATIONS AND PATENT APPLICATIONS

Patent Registrations:

Patent Applications:

OWNER	APPLICATION NUMBER	PUBLICATION NUMBER	NAME

COPYRIGHT SECURITY AGREEMENT

Copyright Security Agreement, dated as of [            ], 20[    ], by NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “U.S. Borrower”), NEXEO SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), NEXEO SOLUTIONS SUB HOLDING CORP., a Delaware corporation (“Sub Holdco”), and [NAME OF GRANTOR], a [jurisdiction of formation] [corporation/limited liability company/limited partnership] (each individually, a “Grantor”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Pledge and Security Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, each Grantor is party to a Pledge and Security Agreement, dated as of March [    ], 2011 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), in favor of the Collateral Agent pursuant to which such Grantor is required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement (as defined in the Security Agreement), the Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Copyright Collateral. The Grantor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all Copyrights of such Grantor listed on Schedule I attached hereto.

SECTION 3. Security Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the payment in full of the Secured Obligations and termination of the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Grantor an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyrights under this Copyright Security Agreement.

SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

SECTION 6. Grantor Remains Liable. Grantor hereby agrees that, anything herein to the contrary notwithstanding, Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with its Copyrights subject to a security interest hereunder.

SECTION 7. Governing Law. This Copyright Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[Signature Page follows]

IN WITNESS WHEREOF, the Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

NEXEO SOLUTIONS, LLC

By:
Name:

Title:

NEXEO SOLUTIONS HOLDINGS, LLC

By:
Name:

Title:

NEXEO SOLUTIONS SUB HOLDING CORP.

By:
Name:

Title:

[ ]

By:
Name:

Title:

Accepted and Agreed:

BANK OF AMERICA, N.A.,
as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to

COPYRIGHT SECURITY AGREEMENT

UNITED STATES COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Copyright Registrations:

OWNER	TITLE	REGISTRATION NO.

EXHIBIT L

FCC Licenses

Call Sign	Name	Location	City	State	Expiration Date
WPBV980	Nexeo Solutions, LLC	6839 West Chicago Street	Chandler	AZ	3/17/2013
WNYX627	Nexeo Solutions, LLC	2416 Crocker Circle	Fairfield	CA	3/25/2012
WPCD496	Nexeo Solutions, LLC	156 West 56th Avenue	Denver	CO	4/23/2013
WPEN505	Nexeo Solutions, LLC	4550 NE Expressway	Doraville	GA	9/15/2013
WPDU297	Nexeo Solutions, LLC	400 Telfair Road	Savannah	GA	9/15/2013
WNWV494	Nexeo Solutions, LLC	4185 Algonquin Parkway	Louisville	KY	7/16/2011
WPAM860	Nexeo Solutions, LLC	400 Main Street	Tewksbury	MA	9/8/2012
WNXM394	Nexeo Solutions, LLC	2011 Turner Street	Lansing	MI	10/4/2011
WPCU950	Nexeo Solutions, LLC	7710 Polk Street	St. Louis	MO	7/28/2013
WNWW594	Nexeo Solutions, LLC	3930 Glenwood Drive	Charlotte	NC	7/23/2011
WNWH801	Nexeo Solutions, LLC	3930 Glenwood Drive	Charlotte	NC	5/22/2011
WPTI457	Nexeo Solutions, LLC	3701 River Road	Tonawanda	NY	10/9/2011
WPRF262	Nexeo Solutions, LLC	1610 E. Highland Road	Twinsburg	OH	8/23/2015
WPGH548	Nexeo Solutions, LLC	3535 W. 21st Street	Tulsa	OK	10/4/2014
WPEZ475	Nexeo Solutions, LLC	729 Mauney Drive	Columbia	SC	9/15/2013
WNXB737	Nexeo Solutions, LLC	3101 Wood Drive	Garland	TX	8/14/2011
WNYV651	Nexeo Solutions, LLC	Freeport Center, Building 12	Clearfield	UT	3/24/2012
WPOE450	Nexeo Solutions, LLC	Freeport Center, Building 12	Clearfield	UT	8/17/2014
WNWM417	Nexeo Solutions, LLC	200 NE 181st Street	Miami	FL	6/5/2011
WPJP488	Nexeo Solutions, LLC	5420 Speaker Road	Kansas City	KS	8/20/2011
WPMB328	Nexeo Solutions, LLC	8901 Old Galveston Road	Houston	TX	5/12/2013